                                                                    EXHIBIT 4.13

================================================================================

                       GRAY COMMUNICATIONS SYSTEMS, INC.,
                                   As Issuer,

                            THE SUBSIDIARY GUARANTORS

                                  named herein

                                       AND

                             BANKERS TRUST COMPANY,
                                   As Trustee

                                    INDENTURE

                          Dated as of December 15, 2001

                     --------------------------------------

                                  $180,000,000

                    9.25% SENIOR SUBORDINATED NOTES DUE 2011

                     --------------------------------------


================================================================================

                             CROSS-REFERENCE TABLE*

                                TRUST INDENTURE
                                   ACT SECTION                                       INDENTURE SECTION
--------------------------------------------------------------------------------  ------------------------
310 (a) (1).....................................................................          7.10
    (a) (2).....................................................................          7.10
    (a) (3).....................................................................          N.A.**
    (a) (4).....................................................................          N.A.
    (a) (5).....................................................................          7.10
    (b).........................................................................          7.10
    (c).........................................................................          N.A.
311 (a).........................................................................          7.11
    (b).........................................................................          7.11
    (c).........................................................................          N.A.
312 (a).........................................................................          2.05
    (b).........................................................................          12.03
    (c).........................................................................          12.03
313 (a).........................................................................          7.06
    (b) (1).....................................................................          7.06
    (b) (2).....................................................................          7.06
    (c).........................................................................          7.06; 12.02
    (d).........................................................................          7.06
314 (a).........................................................................          4.02; 4.03; 12.02
    (b).........................................................................          4.20
    (c) (1).....................................................................          12.04
    (c) (2).....................................................................          12.04
    (c) (3).....................................................................          N.A.
    (d).........................................................................          4.20
    (e).........................................................................          12.05
    (f).........................................................................          N.A.
315 (a).........................................................................          7.01
    (b).........................................................................          7.05
    (c).........................................................................          7.01
    (d).........................................................................          7.01
    (e).........................................................................          6.11
316 (a) (last sentence).........................................................          2.09
    (a) (1) (A).................................................................          6.05
    (a) (1) (B).................................................................          6.04
    (a) (2).....................................................................          N.A.
    (b).........................................................................          6.04; 6.07
317 (a) (1).....................................................................          6.08
    (a) (2).....................................................................          6.09
    (b).........................................................................          2.04
318 (a).........................................................................          12.04

---------------
*   This Cross-Reference Table is not part of the Indenture.
**  Not applicable.

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
                                              ARTICLE I

                             DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01   Definitions.......................................................................................      1
Section 1.02   Other Definitions.................................................................................     17
Section 1.03   Incorporation by Reference of TIA.................................................................     18
Section 1.04   Rules of Construction.............................................................................     18

                                             ARTICLE II

                                              THE NOTES

Section 2.01   Form and Dating...................................................................................     18
Section 2.02   Execution and Authentication......................................................................     19
Section 2.03   Registrar; Paying Agent; Depositary...............................................................     19
Section 2.04   Paying Agent to Hold Money in Trust...............................................................     20
Section 2.05   Holder Lists......................................................................................     20
Section 2.06   Transfer and Exchange.............................................................................     20
Section 2.07   Replacement Notes.................................................................................     21
Section 2.08   Outstanding Notes.................................................................................     21
Section 2.09   Treasury Notes....................................................................................     22
Section 2.10   Temporary Notes...................................................................................     22
Section 2.11   Cancellation......................................................................................     22
Section 2.12   Defaulted Interest................................................................................     22
Section 2.13   Record Date.......................................................................................     23
Section 2.14   CUSIP Number......................................................................................     23
Section 2.15   Liquidated Damages Under Registration Rights Agreement............................................     23
Section 2.16   Additional Notes..................................................................................     23

                                             ARTICLE III

                                 REDEMPTIONS AND OFFERS TO PURCHASE

Section 3.01   Redemption Provisions.............................................................................     24
Section 3.02   Notice to Trustee.................................................................................     25
Section 3.03   Selection of Notes to Be Redeemed or Purchased....................................................     25
Section 3.04   Notice of Redemption..............................................................................     26
Section 3.05   Effect of Notice of Redemption....................................................................     26
Section 3.06   Deposit of Redemption Price.......................................................................     27
Section 3.07   Notes Redeemed in Part............................................................................     27

                                             ARTICLE IV

                                              COVENANTS

Section 4.01   Payment of Principal, Premium, and Interest.......................................................    27
Section 4.02   Reports...........................................................................................    28
Section 4.03   Compliance Certificate............................................................................    28
Section 4.04   Stay, Extension and Usury Laws....................................................................    29
Section 4.05   Limitation on Restricted Payments.................................................................    29
Section 4.06   Corporate Existence...............................................................................    31
Section 4.07   Limitation on Incurrence of Indebtedness..........................................................    31
Section 4.08   Limitation on Transactions with Affiliates........................................................    33
Section 4.09   Limitation on Liens...............................................................................    34
Section 4.10   Taxes.............................................................................................    34
Section 4.11   Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.....................    35
Section 4.12   Maintenance of Office or Agency...................................................................    35
Section 4.13   Change of Control.................................................................................    36
Section 4.14   Limitation on Asset Sales.........................................................................    37
Section 4.15   Limitation on Incurrence of Senior Subordinated Indebtedness......................................    39
Section 4.16   Limitation on Issuance and Sale of Capital Stock of Subsidiaries..................................    39
Section 4.17   Future Subsidiary Guarantors......................................................................    40
Section 4.18   Maintenance of Properties.........................................................................    40
Section 4.19   Maintenance of Insurance..........................................................................    40
Section 4.20   Deposit with Old Notes Trustee; Consummation of Old Notes Redemption..............................    40

                                              ARTICLE V

                                             SUCCESSORS

Section 5.01   Merger, Consolidation and Sale of Assets..........................................................    40
Section 5.02   Surviving Person Substituted......................................................................    41

                                             ARTICLE VI

                                        DEFAULTS AND REMEDIES

Section 6.01   Events of Default.................................................................................    41
Section 6.02   Acceleration......................................................................................    43
Section 6.03   Other Remedies....................................................................................    43
Section 6.04   Waiver of Past Defaults...........................................................................    43
Section 6.05   Control by Majority of Holders....................................................................    44
Section 6.06   Limitation of Suits by Holders....................................................................    44

Section 6.07   Rights of Holders to Receive Payment..............................................................    44
Section 6.08   Collection Suit by Trustee........................................................................    44
Section 6.09   Trustee May File Proofs of Claim..................................................................    44
Section 6.10   Priorities........................................................................................    45
Section 6.11   Undertaking for Costs.............................................................................    45

                                             ARTICLE VII

                                               TRUSTEE

Section 7.01   Duties of Trustee.................................................................................    45
Section 7.02   Rights of Trustee.................................................................................    46
Section 7.03   Individual Rights of Trustee......................................................................    47
Section 7.04   Trustee's Disclaimer..............................................................................    47
Section 7.05   Notice to Holders of Defaults and Events of Default...............................................    47
Section 7.06   Reports by Trustee to Holders.....................................................................    47
Section 7.07   Compensation and Indemnity........................................................................    47
Section 7.08   Replacement of Trustee............................................................................    48
Section 7.09   Successor Trustee by Merger, Etc..................................................................    49
Section 7.10   Eligibility; Disqualification.....................................................................    49
Section 7.11   Preferential Collection of Claims Against Company.................................................    49

                                            ARTICLE VIII

                                       DISCHARGE OF INDENTURE

Section 8.01   Discharge of Liability on Notes; Defeasance.......................................................    49
Section 8.02   Conditions to Defeasance..........................................................................    50
Section 8.03   Application of Trust Money........................................................................    51
Section 8.04   Repayment to Company..............................................................................    52
Section 8.05   Indemnity for U.S. Government Obligations.........................................................    52
Section 8.06   Reinstatement.....................................................................................    52

                                             ARTICLE IX

                                             AMENDMENTS

Section 9.01   Amendments and Supplements Permitted Without Consent of Holders...................................    52
Section 9.02   Amendments and Supplements Requiring Consent of Holders...........................................    53
Section 9.03   Compliance with TIA...............................................................................    54
Section 9.04   Revocation and Effect of Consents.................................................................    54
Section 9.05   Notation on or Exchange of Notes..................................................................    55
Section 9.06   Trustee Protected.................................................................................    55

                                              ARTICLE X

                                            SUBORDINATION

Section 10.01  Agreement to Subordinate..........................................................................    55
Section 10.02  Liquidation; Dissolution; Bankruptcy..............................................................    55
Section 10.03  Default on Designated Senior Debt.................................................................    56
Section 10.04  When Distributions Must Be Paid Over..............................................................    57
Section 10.05  Notice............................................................................................    58
Section 10.06  Subrogation.......................................................................................    58
Section 10.07  Relative Rights...................................................................................    58
Section 10.08  The Company and Holders May Not Impair Subordination..............................................    59
Section 10.09  Distribution or Notice to Representative..........................................................    59
Section 10.10  Rights of Trustee and Paying Agent................................................................    59
Section 10.11  Authorization to Effect Subordination.............................................................    60
Section 10.12  Payment...........................................................................................    60

                                             ARTICLE XI

                                        SUBSIDIARY GUARANTEES

Section 11.01  Subsidiary Guarantees.............................................................................    60
Section 11.02  Trustee to Include Paying Agents..................................................................    62
Section 11.03  Limits on Subsidiary Guarantees...................................................................    62
Section 11.04  Execution of Subsidiary Guarantee.................................................................    62
Section 11.05  Stay, Extension and Usury Laws....................................................................    63
Section 11.06  Agreement To Subordinate Subsidiary Guarantees to Guarantor Senior Debt...........................    63
Section 11.07  Liquidation; Dissolution; Bankruptcy..............................................................    63
Section 11.08  Default on Certain Guarantor Senior Debt..........................................................    64
Section 11.09  When Distributions Must Be Paid Over..............................................................    65
Section 11.10  Notice............................................................................................    66
Section 11.11  Subrogation.......................................................................................    66
Section 11.12  Relative Rights...................................................................................    66
Section 11.13  The Subsidiary Guarantors and Holders May Not Impair Subordination................................    67
Section 11.14  Distribution or Notice to Representative..........................................................    67
Section 11.15  Rights of Trustee and Paying Agent................................................................    68
Section 11.16  Authorization To Effect Subordination.............................................................    68
Section 11.17  Payment...........................................................................................    68

                                             ARTICLE XII

                                            MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls......................................................................    68
Section 12.02  Notices...........................................................................................    68

Section 12.03  Communication by Holders with Other Holders.......................................................    70
Section 12.04  Certificate and Opinion as to Conditions Precedent................................................    70
Section 12.05  Statements Required in Certificate or Opinion.....................................................    70
Section 12.06  Rules by Trustee and Agents.......................................................................    70
Section 12.07  Legal Holidays....................................................................................    70
Section 12.08  No Recourse Against Others........................................................................    70
Section 12.09  Counterparts......................................................................................    70
Section 12.10  Initial Appointments, Compliance Certificates.....................................................    71
Section 12.11  GOVERNING LAW.....................................................................................    71
Section 12.12  No Adverse Interpretation of Other Agreements.....................................................    71
Section 12.13  Successors........................................................................................    71
Section 12.14  Severability......................................................................................    71
Section 12.15  Third Party Beneficiaries.........................................................................    71
Section 12.16  Table of Contents, Headings, Etc..................................................................    71

Appendix A     Provisions Relating to Initial Notes, Additional Notes, Private Exchange Notes
               and Exchange Notes
Exhibit A      Form of Initial Note
Exhibit B      Form of Exchange Note
Exhibit C      Form of Notation on Note Relating to Guarantee
Exhibit D      Form of Supplemental Indenture
Exhibit E      Form of Transferee Letter of Representations

                  THIS INDENTURE, dated as of December 15, 2001, is by and among
(i) Gray Communications Systems, Inc. (the "Company"), as issuer of the 9.25% Senior Subordinated Notes due 2011, (ii) the subsidiaries of the Company listed on Schedule 1 hereto, as guarantors of the Company's obligations under this Indenture and the Notes (each, a "Subsidiary Guarantor"), and (iii) Bankers Trust Company, as trustee (the "Trustee"). The Company, each Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01.     Definitions.

                  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

                  "Additional Note Board Resolutions" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Additional Notes.

                  "Additional Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company, each Subsidiary Guarantor and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

                  "Additional Notes" means up to $100,000,000 aggregate principal amount of the Notes issued in one or more transactions after the Issue Date pursuant to Section 2.16, including any replacement Notes, Exchange Notes and Private Exchange Notes issued with respect to the Additional Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued thereafter in accordance with this Indenture.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent, or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Subsidiary of the Company of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of Section 5.01), or (ii) the issuance or sale of Capital Stock of any Subsidiary of the Company, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Subsidiary Guarantor), provided that the term "Asset Sale" shall not include any disposition or dispositions during any twelve-month period of assets or property having a fair market value of less than $300,000 in the aggregate.

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

                  "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

                  "Cash Equivalents" means (i) marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year of the date of purchase; (ii) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500,000,000, maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase and (iv) any money market fund, sponsored by a registered broker dealer or mutual fund distributor (including the Trustee), that invests solely in the securities specified in the foregoing clauses (i), (ii), or (iii).

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the Company; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

                  (b) the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (y) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;

                  (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or (y) Permitted Holders that are "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of the total voting power represented by the outstanding Voting Stock of the Company) cease for any reason to constitute a majority of the Board then in office; or

                  (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

                  "Clearstream" means Clearstream Banking, Societe Anonyme.

                  "Commission" means the Securities and Exchange Commission.

                  "Company" means Gray Communications Systems, Inc., a Georgia corporation, unless and until a successor replaces it in accordance with Article V and thereafter means such successor.

                  "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), and (c) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses, (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid to the Company or its Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) net gain but not losses in respect of Asset Sales, (v) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vi) the net income of any Qualified Joint Venture in excess of the dividends and distributions paid by such Qualified Joint Venture to the Company or a Subsidiary Guarantor, or (vii) the net loss of any Qualified Joint Venture.

                  "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

                  "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense less non-cash amortization of deferred financing costs from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date, taken as a single accounting period.

                  "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date, taken as a single accounting period.

                  "Custodian" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Debt to Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries as of such date on a consolidated basis, to (ii) Operating Cash Flow of the Company and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis after giving pro forma effect to (a) the incurrence of all Indebtedness to be incurred on such date and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (d) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period. In addition, the consolidated net income of a Person with outstanding Indebtedness or Capital Stock providing for a Payment Restriction which is permitted to exist by reason of clause (c) of Section 4.11 shall not be taken into account in determining whether any Indebtedness is permitted to be incurred under this Indenture.

                  "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means any of (i) a certificated Initial Note, (ii) a certificated Additional Note not originally issued and sold pursuant to an effective registration statement under the Securities Act or
(iii) a certificated Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

                  "Depositary" means, with respect to Notes issued in the form of one or more Global Notes, DTC or another Person designated as Depository by the Company, which Person must be a clearing agency registered under Section 17A of the Exchange Act.

                  "Designated Senior Debt" means (i) any Senior Debt outstanding under the Senior Credit Facility and (ii) if no Senior Debt is outstanding under the Senior Credit Facility, any other Senior Debt of the Company permitted to be incurred under this Indenture the principal amount of which is $50,000,000 or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Notes.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "DTC" means The Depository Trust Company.

                  "Euroclear" means the Euroclear Bank N.V./S.A. or any successor securities clearing agency.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means Notes issued in a Registered Exchange Offer in exchange for a like principal amount of Initial Notes or Additional Notes, as the case may be, originally issued pursuant to an exemption from registration under the Securities Act, and replacement Notes issued therefor in accordance with this Indenture.

                  "Exchange Offer Registration Statement" means a registration statement filed by the Company with respect to a Registered Exchange Offer and all amendments (including post-effective amendments) and supplements thereto, in each case including the prospectus contained therein.

                  "Film Contracts" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

                  "Global Notes Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purpose of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have the meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                  "Guarantor Senior Debt" means, with respect to any Subsidiary Guarantor, the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of such Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of the Senior Credit Facility and all other Indebtedness of such Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Guarantor Senior Debt shall not include: (1) any obligation of such Subsidiary Guarantor to any other Subsidiary of the Company;
(2) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor; (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities); (4) any indebtedness or obligation of such Subsidiary Guarantor, and any accrued and unpaid interest in respect thereof, that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of such Subsidiary Guarantor, including such Subsidiary Guarantor's obligations under any Senior Subordinated Indebtedness of the Company and any Subordinated Indebtedness of the Company;
(5) any obligations with respect to any Capital Stock; or (6) any Indebtedness incurred in violation of the Indenture.

                  "Holder" means any person in whose name a Note is registered.

                  "IAI" means an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, other than a QIB.

                  "IAI Note" means all Initial Notes and Additional Notes, as the case may be, offered and sold to IAIs in reliance on Rule 501.

                  "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of

(x) the amount of the Obligations so secured and (y) the fair market value of the property subject to such Lien, (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and
(viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and its Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

                  "Initial Purchasers" means First Union Securities, Inc., Banc of America Securities LLC and Allen & Company Incorporated, as initial purchasers under the Issue Date Registration Rights Agreement.

                  "Initial Notes" means the $180,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes, Private Exchange Notes and Exchange Notes issued therefor in accordance with this Indenture.

                  "Insolvency Or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

                  "Interest Differential" means, with respect to any Insolvency or Liquidation Proceeding involving the Company, the difference between the rate of interest on the Notes and the rate of interest on the Senior Debt immediately prior to the commencement of such Insolvency or Liquidation Proceeding, excluding in each case any increase in the rate of interest resulting from any default or event of default.

                  "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investments" shall exclude extensions of trade credit (including extensions of credit in respect of equipment leases) by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

                  "Issue" means create, issue, assume, guarantee, incur or otherwise become, directly or indirectly, liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by designation, merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

                  "Issue Date" means December 21, 2001.

                  "Issue Date Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 21, 2001, by and among the Company, the Subsidiary Guarantor and the Initial Purchasers.

                  "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note, an equity security or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale plus (e) if such Person is a Subsidiary, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

                  "Note" means a Note (including the Subsidiary Guarantees, as amended or supplemented from time to time in accordance with the terms hereof), including any Initial Note or Additional Note, or any Exchange Note in connection with a Registered Exchange Offer or Private Exchange Note in connection with a Private Exchange issued in exchange therefor, undertaken pursuant to a Registration Rights Agreement, issued pursuant to this Indenture

                  "Notes Custodian" means Bankers Trust Company, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who will initially be the Trustee.

                  "Obligations" means any principal, interest (including, without limitation, in the case of Senior Debt or Guarantor Senior Debt under the Senior Credit Facility, interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or a Subsidiary Guarantor, as the case may be, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer" means a Change of Control Offer made pursuant to
Section 4.13 or an Asset Sale Offer made pursuant to Section 4.14.

                  "Officer" means, with respect to any Person, the Chairman, the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company which shall include at least one of the Chairman, the President or any Vice President.

                  "Old Notes" means those certain 10 5/8% Senior Subordinated Notes due 2006 issued in the aggregate principal amount of $160.0 million by the Company pursuant to the Old Notes Indenture.

                  "Old Notes Indenture" means that certain Indenture, dated as of September 25, 1996 (as amended by the First Supplemental Indenture, dated as of October 19, 1999 and the Second Supplemental Indenture, dated as of July 31,
2001), by and among the Company, the Guarantors named therein and Bankers Trust Company, as trustee, pursuant to which the Old Notes were issued.

                  "Old Notes Redemption" means the redemption by the Company of all of the outstanding Old Notes pursuant to the terms and provisions of
Section 3.01(b), the remaining provisions of Article III, and all other applicable provisions of the Old Notes Indenture.

                  "Old Notes Trustee" means Bankers Trust Company, trustee under the Old Notes Indenture.

                  "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), but excluding any such charges which represent any accrual of, or a reserve for, cash charges for a future period, minus (v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income), minus (vi) non-cash items increasing Consolidated Net Income (to the extent included in computing such Consolidated Net Income).

                  "Opinion Of Counsel" means a written opinion in form and substance satisfactory to, and from legal counsel acceptable to, the Trustee (such counsel may be an employee of or counsel to the Company or the Trustee).

                  "Paging Subsidiary" means a Subsidiary of the Company all or substantially all of whose assets consist of those used in the Company's paging business and no other assets.

                  "Pari Passu Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor which ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (whether or not such Indebtedness is secured by any Lien).

                  "Permitted Holders" means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses
(i) and (ii), such Person's estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); or (v) any Person controlled by any of the Persons described in clause (i), (ii), or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                  "Permitted Investments" means (i) any Investment in the Company, any Subsidiary Guarantor or any Qualified Joint Venture; (ii) any Investments in Cash Equivalents; (iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Subsidiary Guarantor, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or a Subsidiary Guarantor and the Company or such Subsidiary Guarantor is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary Guarantor; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) Interest Rate Agreement Obligations permitted pursuant to Section 4.07(b)(vi); and (vi) any other Investments in an aggregate amount up to $5.0 million plus, in the case of the disposition or repayment of any such Investment made pursuant to this clause
(vi) for cash, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or Subsidiary, as the case may be, in respect of such disposition.

                  "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company, either existing on the Issue Date or which is permitted to be incurred under this Indenture, and Liens on assets or property of a Subsidiary Guarantor that secure Guarantor Senior Debt of such Subsidiary Guarantor, either existing on the Issue Date or which is permitted to be incurred under this Indenture; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens in favor of the Company or any Subsidiary of the Company; (v) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vi) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vii) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; and (viii) Liens created under this Indenture.

                  "Permitted Purchase Money Indebtedness" means any Indebtedness incurred for the acquisition of intellectual property rights, property, plant or equipment used or useful in the business of the Company.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

                  "Private Exchange" means an offer by the Company, pursuant to a Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Notes or Additional Notes, as the case may be, held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

                  "Private Exchange Notes" means, collectively, debt securities of the Company that are identical in all material respects to the Exchange Notes, except for transfer restrictions relating to such Private Exchange Notes, issued by the Company in a Private Exchange (under this Indenture) simultaneously with the delivery of the Exchange Notes in the Registered Exchange Offer to any Holder that holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or to any Holder that is not entitled to participate in the Registered Exchange Offer, upon the request of any such Holder, in exchange for a like aggregate principal amount of Notes held by such Holder.

                  "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25,000,000.

                  "Purchase Date" means (i) in the case of a Change of Control Offer pursuant to Section 4.13, the Change of Control Purchase Date and (ii) in the case of an Asset Sale Offer pursuant to Section 4.14, the Asset Sale Offer Purchase Date.

                  "QIB" means any "qualified institutional buyer" (as defined in Rule 144A).

                  "Qualified Joint Venture" means a newly-formed, majority-owned Subsidiary where Capital Stock of the Subsidiary is issued to a Qualified Joint Venture Partner in consideration of the contribution of assets used or useful in the television broadcasting, radio broadcasting, newspaper publishing, paging or satellite uplink business.

                  "Qualified Joint Venture Partner" means a person who is not affiliated with the Company.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes or Additional Notes, as the case may be, to issue and deliver to such Holders, in exchange for their Initial Notes or Additional Notes, as the case may be, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                  "Registration Rights Agreement" means any registration rights agreement among the Company, the Subsidiary Guarantors and one or more investment banks acting as initial purchasers in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.

                  "Registration Statement" means the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable.

                  "Regulation S" means Regulation S under the Securities Act or any successor regulation.

                  "Regulation S Note" means all Initial Notes or all Additional Notes, as the case may be, offered and sold outside the United States in reliance on Regulation S.

                  "Reorganization Securities" means, with respect to any Insolvency or Liquidation Proceeding involving the Company, Capital Stock or other securities of the Company as reorganized or readjusted (or Capital Stock or any other securities of any other Person provided for by a plan of reorganization or readjustment) that are subordinated, at least to the same extent as the Notes, to the payment of all outstanding Senior Debt after giving effect to such plan of reorganization or readjustment; provided, however, that if debt securities (i) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to six months following the final scheduled maturity of all Senior Debt of the Company (as modified by such plan of reorganization or readjustment), (ii) if the rate of interest on such securities is fixed, such rate of interest shall not exceed the greater of (x) the rate of interest on the Notes and (y) the sum of the rate of interest on the Senior Debt on the effective date of such plan of reorganization or readjustment and the Interest Differential, (iii) if the rate of interest on such securities floats, such interest rate shall not exceed at any time the sum of the interest rate on the Senior Debt at such time and the Interest Differential, and (iv) such securities shall not have covenants or default provisions materially more beneficial to Holders than those in effect with respect to the Notes on the Issue Date.

                  "Representative" means, with respect to any Designated Senior Debt, the indenture trustee or other trustee, agent or other representative(s), if any, of holders of such Designated Senior Debt.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Notes Legend" means the legend set forth in
Section 2.3(e)(i) of Appendix A.

                  "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Subsidiary or dividends or distributions payable to the Company or any Subsidiary Guarantor);
(ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Subsidiary Guarantor); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to the maturity thereof; or (iv) any Restricted Investment.

                  "Restricted Period" means, in respect of any Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and
(b) the issue date for such Notes.

                  "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

                  "Rule 144A Notes" means all Initial Notes or all Additional Notes, as the case may be, offered and sold to QIBs in reliance on Rule 144A.

                  "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Satellite Uplink Subsidiary" means a Subsidiary of the Company all or substantially all of whose assets consist of those used in the Company's satellite uplink business and no other assets.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Facility" means that certain Third Amended and Restated Loan Agreement, dated as of September 25, 2001, by and among the Company, the lenders named therein, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC and First Union Securities, Inc., as Co-Lead Arrangers and Joint Book Managers, and First Union National Bank as Syndication Agent, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

                  "Senior Debt" means, with respect to the Company, the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of the Senior Credit Facility and all other Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Debt shall not include: (1) any obligation of the Company to any Subsidiary of the Company; (2) any liability for federal, state, local or other taxes owed or owing by the Company; (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities); (4) any indebtedness or obligation of the Company, and any accrued and unpaid interest in respect thereof, that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness of the Company and any

Subordinated Indebtedness of the Company; (5) any obligations with respect to any Capital Stock; or (6) any Indebtedness incurred in violation of the Indenture.

                  "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Notes pursuant to
Section 3 of the Issue Date Registration Rights Agreement or corresponding provisions in such other Registration Rights Agreement.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.

                  "Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

                  "Subsidiary Guarantees" means the guarantees of the Notes issued by the Subsidiary Guarantors.

                  "Subsidiary Guarantor" means (i) each Subsidiary of the Company existing on the Issue Date, as listed on Schedule 1 hereto, (ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with the provisions set forth under Section 4.17, and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the Issue Date.

                  "Transfer Restricted Notes" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

                  "Trustee" means Bankers Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means any officer within the Corporate Trust and Agency Services of the Trustee, including, without limitation, any vice president, associate, assistant vice president, treasurer, assistant treasurer, assistant secretary or special assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the Issuer's option prior to the stated maturity date of the Notes.

                  "Voting Stock" means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Weighted Average Life to Maturity" means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

                  Section 1.02      Other Definitions.

                           TERM                                     DEFINED IN SECTION*
--------------------------------------------------------          ----------------------
"Agent Members".........................................                2.1(b) (App. A)
"Asset Sale Offer"......................................                4.14
"Asset Sale Offer Purchase Date"........................                4.14
"Asset Sale Offer Trigger Date".........................                4.14
"Change of Control Offer"...............................                4.13
"Change of Control Purchase Date".......................                4.13
"Covenant Defeasance Option"............................                8.01
"Event of Default"......................................                6.01
"Excess Proceeds".......................................                4.14
"Global Note"...........................................                2.1(a) (App. A)
"Guarantor Payment Blockage Period".....................               11.08

                           TERM                                     DEFINED IN SECTION*
--------------------------------------------------------          ----------------------
"IAI Global Note".......................................                2.1(a) (App. A)
"Legal Defeasance Option"...............................                8.01
"Net Offering Proceeds".................................                4.20
"Non-Payment Default"...................................               10.03
"Notice of Default".....................................                6.01
"Paying Agent"..........................................                2.03
"Payment Blockage Notice"...............................               10.03
"Payment Blockage Period"...............................               10.03
"Payment Default".......................................               10.03
"Payment Restriction"...................................                4.11
"Permitted Indebtedness"................................                4.07
"Permitted Payments"....................................                4.05
"Purchase Date".........................................                3.08
"Refinancing Indebtedness"..............................                4.07
"Registrar".............................................                2.03
"Regulation S Global Note...............................                2.1(a) (App. A)
"Required Filing Dates".................................                4.02
"Rule 144A Global Note".................................                2.1(a) (App. A)
"Trustee Expenses"......................................                6.08

---------------

* Section reference is to this Indenture, unless marked with "(App. A)" indicating such reference is to Appendix A hereof.


                  Section 1.03 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by the TIA's reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.

                  Section 1.04 Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture;
(2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) "OR" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) unless otherwise specified, any reference to a Section or Article refers to such Section or Article of this Indenture.

                                   ARTICLE II

                                    THE NOTES

                  Section 2.01 Form and Dating. The (i) Initial Notes and the Trustee's certificate of authentication therefor, (ii) Additional Notes and the Trustee's certificate of authentication therefor and (iii) Private Exchange Notes and the Trustee's certificate of authentication therefor shall each be substantially in the form of Exhibit A. The Exchange Notes and the Trustee's certificate of authentication therefor shall be substantially in the form of Exhibit B. The notation on each of such Notes relating to the Subsidiary Guarantees shall each be substantially in the form of Exhibit C. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each note shall bear the corporate seal of the Company which shall be attested by the Company's secretary or an assistant secretary.

                  The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Section 2.02 Execution and Authentication. Two Officers of the Company shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute the Subsidiary Guarantee in the manner set forth in Section 11.04. A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A or B, as applicable. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates.

                  The Trustee (i) shall authenticate Initial Notes for original issue in the aggregate principal amount of $180,000,000 and (ii) shall authenticate Additional Notes, in each case, as otherwise set forth in Appendix A upon receipt of a written order of the Company in the form of an Officers' Certificate and an Opinion of Counsel, each complying with Section 314(c) of the TIA. The Officers' Certificate shall also specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $280,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

                  Section 2.03 Registrar; Paying Agent; Depositary. The Company shall maintain an office or agency (the "Registrar") where Notes may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  The Company initially appoints DTC to act as Depositary with respect to any Global Notes and initially appoints the Trustee to act as Notes Custodian with respect to any Global Notes.

                  Section 2.04 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.

                  Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, semiannually at least fifteen Business Days before each interest payment date and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

                  Section 2.06 Transfer and Exchange. Subject to the provisions of Section 2 of Appendix A, when Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements, including, without limitation, compliance with Appendix A, for such transaction are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder of such Note or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall Issue (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee shall authenticate, Notes at the Registrar's request. The Trustee shall notify the Company of all such registered transfers and exchanges contemporaneously with the occurrence of such transfer or exchange.

                  Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the day of the mailing of notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

                  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange pursuant to
Section 2.10, 3.07 or 9.05, which the Company shall pay).

                  Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system (as described in Section 2.1(b) of Appendix A) maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate a replacement Note if the Trustee's requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note.

                  Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes the Trustee has authenticated except those it has cancelled, those delivered to it for cancellation, and those described in this
Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note. If the entire principal of, and premium, if any, and accrued interest on, any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.

                  Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though they are not outstanding; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

                  Section 2.10 Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order signed by two Officers of the Company, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

                  Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of their destruction to the Company unless, by written order signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 3.01 or an Offer pursuant to Section 4.13 or 4.14), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

                  Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section 4.01. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the

Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

                  Section 2.13 Record Date. The record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 316(c) of the TIA.

                  Section 2.14   CUSIP Number. A "CUSIP" number will be
printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                  Section 2.15 Liquidated Damages Under Registration Rights Agreement. Under certain circumstances, the Company and the Subsidiary Guarantors may be obligated to pay liquidated damages to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement or any Registration Rights Agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference and liquidated damages is deemed to be interest for purposes of this Indenture.

                  Section 2.16 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture (including, without limitation, the covenant under Section 4.07), without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of other Notes, except that Additional Notes:

                  (i)      may have a different issue date from other Notes;

                  (ii) may have a different amount of interest payable on the first interest payment date after issuance than is payable on other Notes;

                  (iii) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any outstanding Notes (other than such Additional Notes); and

                  (iv)     may be entitled to liquidated damages as provided in
         Section 2.15 not applicable to other outstanding Notes and may not be entitled to such liquidated damages applicable to other outstanding Notes.

                                  ARTICLE III

                       REDEMPTIONS AND OFFERS TO PURCHASE

                  Section 3.01 Redemption Provisions. (a) Except as set forth below and in Section 3.01(b) and as described below, the Notes are not redeemable at the Company's option prior to December 15, 2006. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the twelve-month period beginning on December 15, of the years indicated below.


                                    YEAR                   PERCENTAGE
                  ---------------------------------------  ----------
                  2006...................................   104.625%
                  2007...................................   103.083%
                  2008...................................   101.542%
                  2009 and thereafter....................   100.000%

                  Notwithstanding the foregoing, at any time prior to December 15, 2004, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109.250% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $117.0 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

                  (b) At any time prior to December 15, 2006, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.

                  "Make Whole Premium" means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or
(ii) the excess of (A) the present value of (1) the redemption price of such Note at December 15, 2006 (such redemption price being set forth in the table in Section 3.01(a)) plus (2) all required interest payments due on such Note through December 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to December 15, 2006; provided, however, that if the period from the redemption date to December 15, 2006 is not equal to the constant maturity of a United States

Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


                  Section 3.02 Notice to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01(a) or Section 3.01(b), it shall furnish to the Trustee, (i) at least 30 days (or such shorter period as the Trustee consents to in its sole judgment) but not more than 60 days before notice of a redemption is to be mailed to Holders, an Officers' Certificate stating that the Company is redeeming Notes pursuant to Section 3.01(a) or Section 3.01(b), as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, any calculations pursuant to Section 3.01(a) or
(b), the amount of accrued and unpaid interest on such Notes as of the redemption date and, if applicable, the manner in which Notes are to be selected for redemption, in accordance with Section 3.03, if less than all outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

                  If the Company is required to offer to purchase Notes pursuant to Section 4.13 or 4.14, it shall furnish to the Trustee, at least seven Business Days before notice of the corresponding Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14, as the case may be, the Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Offer, the purchase price for such Notes, the amount of accrued and unpaid interest on such Notes as of the Purchase Date and, if applicable, the manner in which Notes are to be selected for purchase, in accordance with
Section 3.03, if less than all outstanding Notes are to be purchased.

                  The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

                  Section 3.03   Selection of Notes to Be Redeemed or
Purchased. If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be purchased by the Company, the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed or purchased by the Company, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed or purchased, on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate; provided that a redemption pursuant to the provisions relating to Public Equity Offerings will be on a pro rata basis. Notes redeemed or purchased in part shall only be redeemed or purchased in integral multiples of $1,000. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least five days prior to the date notice of redemption is to be mailed, (i) select, on behalf of the Company, the Notes to be redeemed from Notes outstanding not previously called for redemption, and

(ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. If fewer than all Notes tendered pursuant to an Offer are to be purchased, the Trustee shall, on behalf of the Company, select on or prior to the Purchase Date for such Offer the Notes to be purchased. The Trustee shall select for redemption or purchase Notes or portions of Notes in principal amounts of $1,000 or integral multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase. The Company shall notify the Trustee of its acceptance for payment of the Notes selected for redemption or purchase.

                  Section 3.04 Notice of Redemption. (a) At least 30 days but not more than 60 days before the redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes that are to be redeemed. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof, if applicable, to be redeemed and shall state:
(1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption;
(3) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

                  (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the date of any optional redemption and at least 10 days prior to the date that notice of such redemption is to be mailed to Holders (or, in either case, such shorter period as the Trustee consents to in its sole judgment) an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; provided further that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.03(b) if such later date is acceptable to the Trustee.

                  Section 3.05 Effect of Notice of Redemption. Subject to the provisions of Article X, and except if such redemption would violate the terms of the Senior Credit Facility, once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

                  Section 3.06 Deposit of Redemption Price. (a) On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company, no later than five days after any redemption date, any money (including accrued interest) that exceeds the amount necessary to pay the redemption price of, and accrued interest on, all Notes redeemed.

                  (b) If the Company complies with Section 3.06(a), interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, to the extent lawful, the Company shall pay interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on the overdue principal, premium, if any, and interest from the redemption date until such principal, premium and interest are paid, at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes compounded semi-annually as provided in the Notes and Section 4.01.

                  Section 3.07 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV

                                    COVENANTS

                  Section 4.01 Payment of Principal, Premium, and Interest. Subject to the provisions of Article X, the Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Paying Agent to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by 11 a.m. Eastern Standard Time on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest; provided, however, that principal, premium or interest shall not be considered paid within the meaning of this Section 4.01 if money intended to pay such principal, premium or interest is held by the Paying Agent for the benefit of holders of Senior Debt of the Company pursuant to the provisions of Article X. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount then due and payable on the Notes.

                  The Company shall pay interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes, compounded semiannually.

                  Payments of the principal of, premium (if any) and interest on any Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

                  Section 4.02 Reports. Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also, in any event, (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost. In addition, the Company will file with the Commission and with the Trustee, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance with the conditions and covenants provided for herein as may be required by such rules and regulations.

                  Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee, within 135 days after the end of each fiscal year of the Company, an officers' certificate, which shall be executed, on behalf of the Company, by two Officers at least one of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the

Company has taken or proposes to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided hereunder.

                  The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  The Company shall deliver to the Trustee such other information or documents reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

                  Section 4.04 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Indenture and the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 4.05 Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the provisions of Section 4.07(a) and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (x) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (y) the aggregate amount of all net cash proceeds received after the Issue Date by the Company from the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Subsidiary pursuant to clause (ii) of Section 4.05(b), plus (z) in the case of the disposition or repayment of any Investment for cash, which Investment constituted a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced

(but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Subsidiary in respect of such disposition.

                  (b) The provisions of Section 4.05(a) will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of the sale (other than to a Subsidiary of the Company), within six months prior to the consummation of such redemption, repurchase, retirement, defeasance or other such acquisition of any Capital Stock or Indebtedness of the Company, of Capital Stock of the Company (other than any Disqualified Stock);

                  (iii) the repurchase, redemption or other repayment of any Subordinated Debt of the Company or a Subsidiary Guarantor in exchange for, by conversion into or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Debt of the Company or such Subsidiary Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Debt repurchased, redeemed or repaid;

                  (iv) the payment of ordinary dividends by the Company in respect of its Capital Stock in the ordinary course of business on a basis consistent with past practice in an aggregate amount not exceeding $2,500,000 annually; and

                  (v) Restricted Investments received as consideration in connection with an Asset Sale made in compliance with the Indenture.

                  (vi) the making of a Restricted Investment out of the proceeds of the sale (other than to a Subsidiary of the Company) within one year prior to the making of such Restricted Investment of Capital Stock of the Company (other than any Disqualified Stock);

                  (vii) the payment of any dividend or distribution by a Subsidiary that is a Qualified Joint Venture to the holders of its Capital Stock on a pro rata basis;

                  (viii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company to effect the repurchase, redemption, acquisition or retirement of Capital Stock that are held by any member or former member of the Company's (or any Subsidiary's) management, or by any of their respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed the sum of $750,000 in any calendar year (with unused amounts in any calendar year being available to be so utilized in succeeding calendar years);

                  (ix) repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options;

                  (x) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger, or transfer of assets that complies with the provision of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; and

                  (xi) other Restricted Payments not to exceed $10,000,000 in the aggregate.

                  (c) In computing the amount of Restricted Payments for purposes of Section 4.05(a)(iii), Restricted Payments made under clauses (i),
(iv), (vi), (viii) and (x) of Section 4.05(b) shall be included and Restricted Payments made under clauses (ii), (iii), (v), (vii), (ix) and (xi) of Section 4.05(b) shall be excluded.

                  Section 4.06 Corporate Existence. Subject to Section 4.14 and Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                  Section 4.07   Limitation on Incurrence of Indebtedness.
(a) The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt) if, at the time of and immediately after giving pro forma effect to such incurrence, the Debt to Operating Cash Flow Ratio of the Company and its Subsidiaries is more than 7.0 to 1.0.

                  (b) Section 4.07(a) will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

                  (i) Indebtedness of the Company incurred under the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed $275,000,000 less (A) the aggregate amount of all principal payments made in respect of any term loans thereunder and
         (B) the aggregate amount of any other principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to and in accordance with the covenant described under Section 4.14;

                  (ii) Indebtedness of any Subsidiary Guarantor consisting of a guarantee of Indebtedness of the Company under the Senior Credit Facility;

                  (iii) Indebtedness of the Company represented by the (a) Initial Notes and Exchange Notes issued therefor and (b) Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee in respect therefor or in respect of Additional Notes incurred in accordance with this Indenture;

                  (iv) Indebtedness owed by any Subsidiary Guarantor to the Company or to another Subsidiary Guarantor, or owed by the Company to any Subsidiary Guarantor; provided that any such Indebtedness shall be at all times held by a Person which is either the Company or a Subsidiary Guarantor; and provided, further that an incurrence of additional Indebtedness which is not permitted under this Section 4.07(b)(iv) shall be deemed to have occurred upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Subsidiary Guarantor or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor, such that such Subsidiary Guarantor ceases to be a Subsidiary Guarantor;

                  (v) Indebtedness of any Subsidiary Guarantor consisting of guarantees of any Indebtedness of the Company which Indebtedness of the Company has been incurred in accordance with the provisions of the Indenture;

                  (vi) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to Indebtedness (and not for speculative purposes) that is permitted by the terms of this Indenture to be outstanding; provided, however, that the notional principal amount of such Interest Rate Agreement Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement Obligation relates;

                  (vii) Permitted Purchase Money Indebtedness so long as the aggregate amount of all such Permitted Purchase Money Indebtedness does not exceed $20,000,000 at any one time outstanding;

                  (viii) any Indebtedness of the Company or a Subsidiary of the Company incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness of the Company or such Subsidiary outstanding on the date hereof (other than the Company's 10 5/8% Senior Subordinated Notes due 2006) or permitted to be incurred or outstanding under this Indenture in accordance with Section 4.07(a) or Indebtedness incurred under this clause (viii) with respect to any of the foregoing ("Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith); (b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Indebtedness other than Senior Debt incurred by (1) the Company, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced, and (2) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and

                  (ix) Indebtedness of the Company and its Subsidiaries in addition to that described in clauses (i) through (viii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (ix) does not exceed $20,000,000 at any one time outstanding.

                  (c) For purposes of determining compliance with this covenant:

                  (i) In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses (i) through (ix) above, the Company shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such items of Indebtedness in any manner that would comply with this covenant at the time of such reclassification;

                  (ii) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

                  (iii) In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

                  (iv) Accrual of interest (including interest paid-in-kind) and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

                  (d)      Notwithstanding any other provision of this covenant:
(i) the maximum amount of Indebtedness that the Company or any Subsidiary of the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies; and (ii) Indebtedness incurred pursuant to the Senior Credit Facility prior to or on the date of the Indenture shall be treated as incurred pursuant to Section 4.07(a)(i).

                  Section 4.08   Limitation on Transactions with Affiliates.
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any beneficial owner of ten percent or more of any class of Capital Stock of the Company or any Subsidiary Guarantor unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and
(b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, the Company delivers to the Trustee an Opinion of Counsel to the effect that such transaction or series of transactions is fair to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or any Subsidiary Guarantor and one or more Subsidiary Guarantors, and (iii) transactions pursuant to agreements existing on the Issue Date.

                  Section 4.09 Limitation on Liens. The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; provided that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured therewith, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if its Subsidiary Guarantee is equally and ratably secured therewith; provided, however, that if (a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Company shall also create a Lien to secure the Notes and the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordinated Indebtedness of such Subsidiary Guarantor, the Subsidiary Guarantor shall also create a Lien to secure the Subsidiary Guarantee and the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subsidiary Guarantee of such Subsidiary Guarantor.

                  Section 4.10 Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies the failure of which to pay could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings.

                  Section 4.11 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Subsidiary of the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or any other Subsidiary of the Company, or (iii) transfer any of its properties or assets to the Company or any other Subsidiary of the Company (collectively, "Payment Restrictions"), except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Facility as in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacement or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility immediately prior to any such amendment, restatement, renewal, replacement or refinancing,
(b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary; provided that such restriction is only applicable to such Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under Section 4.14; and provided, further, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, and (g) Refinancing Indebtedness permitted under this Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

                  Section 4.12 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                  Section 4.13 Change of Control. (a) In the event of a Change of Control, Company will make an offer to purchase all of the then outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below (a "Change of Control Offer").

                  (b) Within 30 days after any Change of Control, the Company shall mail to each Holder of Notes at such Holder's registered address a notice stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change Of Control Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Purchase Date; provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

                  (c) On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part for any reason consistent with this Indenture shall be promptly returned to the Holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to Holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

                  (d) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.

                  Section 4.14 Limitation on Asset Sales. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (determined by the Board of Directors in good faith, which determination shall be evidenced by a board resolution) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; provided that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities.

                  Notwithstanding clause (ii) above, (a) all or a portion of the consideration for any such Asset Sale may consist of all or substantially all of the assets or a majority of the Voting Stock of an existing television business, franchise or station (whether existing as a separate entity, subsidiary, division, unit or otherwise) or any business directly related thereto, (b) Asset Sales involving assets which are not television or publishing businesses, franchises or stations and having an aggregate value (as measured by the value of the consideration being paid for such assets) not in excess of $40,000,000 may be made without regard to clause (ii) above, and (c) the Company may, and may permit its Subsidiaries to, issue shares of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner without regard to clause (ii) above; provided, that, in the case of any of (a), (b) or (c) of this sentence, after giving effect to any such Asset Sale and related acquisition of assets or Voting Stock, (x) no Default or Event of Default shall have occurred or be continuing; and (y) the Net Proceeds of any such Asset Sale, if any, are applied in accordance with this covenant.

                  (b) Within 360 days after any Asset Sale, the Company may elect to apply or cause to be applied the Net Proceeds from such Asset Sale to
(i) permanently reduce any Senior Debt of the Company or any Guarantor Senior Debt, and/or (ii) make an investment in, or acquire assets directly related to the business of the Company and its Subsidiaries existing on the Issue Date. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt of the Company or any Guarantor Senior Debt or temporarily invest such Net Proceeds in any manner permitted by this Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds" on the 361st day after such Asset Sale.

                  (c) As soon as practical, but in no event later than 10 Business Days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall commence an offer to purchase the maximum principal amount of Notes that may be purchased out of all such Excess Proceeds (an "Asset Sale Offer") at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"). To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and such amount shall no longer constitute "Excess Proceeds."

                  (d) Within 30 days following any Asset Sale Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Asset Sale Offer Purchase Date, which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Offer Purchase Date; provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof;
(vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

                  (e) On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are to be purchased by the Company, the Trustee, on behalf of the Company, shall select the outstanding Notes to be purchased by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange, the Trustee on behalf of the Company, shall select the outstanding Notes to be purchased, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that Notes purchased in part shall only be purchased in integral multiples of $1,000. The Company shall notify the Trustee of its acceptance for payment of Notes selected for purchase. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to Holders on or as soon as practicable after the Asset Sale Offer Purchase Date.

                  (f) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.

                  Section 4.15   Limitation on Incurrence of Senior
Subordinated Indebtedness. The Company will not, directly or indirectly (a) incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes, and (b) permit any Subsidiary Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

                  Section 4.16 Limitation on Issuance and Sale of Capital Stock of Subsidiaries. The Company (a) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Subsidiary or any other Subsidiary (other than to the Company or a Subsidiary Guarantor) except that the Company and any Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any subsidiary to any Person, subject to complying with the provisions of this Indenture applicable to such sale and (b) will not permit any Subsidiary of the Company to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any person other than to the Company or a Subsidiary Guarantor; provided that the Company may, and may permit a Subsidiary of the Company to, (x) issue shares of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner and (y) issue a majority of the shares of Capital Stock of a Paging Subsidiary and a Satellite Uplink Subsidiary in accordance with the covenant described under Section 4.14 (provided, however, that any shares of Capital Stock issued pursuant to the foregoing clauses (x) or
(y) to any Person other
than the Company or a Subsidiary Guarantor shall be of the most junior class of Capital Stock of such issuing Person and shall, in no event, constitute Preferred Stock of such issuing Person).

                  Section 4.17 Future Subsidiary Guarantors. The Company shall cause each Subsidiary of the Company formed or acquired after the date of this Indenture to execute and deliver an indenture supplemental to this Indenture substantially in the form of Exhibit D and thereby become a Subsidiary Guarantor which shall be bound by the guarantee of the Notes in the form set forth in this Indenture (without such Subsidiary Guarantor being required to execute and deliver the guarantee endorsed on the Notes).

                  Section 4.18 Maintenance of Properties. The Company will cause all properties used in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary of the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of the business of the Company or of any of its Subsidiaries.

                  Section 4.19 Maintenance of Insurance. The Company shall, and shall cause each of its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character usually is so insured by corporations similarly situated and owning like properties in accordance with good business practice.

                  Section 4.20 Deposit with Old Notes Trustee; Consummation of Old Notes Redemption. The Company shall (a) deposit cash with the Old Notes Trustee in an amount equal to $173,769,666.67 (or such lesser amount as may be required) in order to consummate the Old Notes Redemption and (b) simultaneously with the issuance of Initial Notes take all other actions necessary to redeem the Old Notes.

                                    ARTICLE V

                                   SUCCESSORS

                  Section 5.01   Merger, Consolidation and Sale of Assets.
The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or, directly or indirectly through one or more Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or Persons unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to issue at least $1.00 of additional Indebtedness pursuant to Section 4.07(a).

                  Section 5.02 Surviving Person Substituted. In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01or Section 11.01(e) in which the Company or the Subsidiary Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company or the Subsidiary Guarantor under the Notes, the Subsidiary Guarantee, as applicable, and this Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor, and the Company or the Subsidiary Guarantor would be discharged from its obligations under this Indenture, the Notes or its Subsidiary Guarantee, as the case may be, provided that solely for the purpose of calculating amounts described in clause (iii) of Section 4.05(a), any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction (and the Company (before giving effect to such transaction) shall be deemed to be the "Company" for such purposes for all prior periods).

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  Section 6.01 Events of Default. (a) Each of the following constitutes an "Event of Default":

                  (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of this Indenture);

                  (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of this Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

                  (iii)    a default in the covenant described under Section
         4.20;

                  (iv) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses (i), (ii) and (iii) above) which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

                  (v) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                  (vi) except as permitted by this Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms;

                  (vii) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

                  (viii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Subsidiary of the Company, after a default under such Indebtedness, (a) shall notify the Company or the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary of the Company with an aggregate fair market value (as determined in good faith by the Board of Directors, which determination shall be evidenced by a board resolution), individually or in the aggregate, of at least $5,000,000 that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or (b) shall commence proceedings, or take any action (including by way of set off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company or any Subsidiary of the Company (including funds on deposit or held pursuant to lock-box and other similar arrangements);

                  (ix) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Subsidiary of the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

                  (x) (a) the Company or any Subsidiary of the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Subsidiary of the Company consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Subsidiary of the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Subsidiary of the Company (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Subsidiary of the Company or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Subsidiary of the Company takes any corporate action in furtherance of any such actions in this paragraph (x).

                  (b) Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  Section 6.02 Acceleration. (a) If any Event of Default (other than an Event of Default specified under Section 6.01(a)(ix) or (x) with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from the events specified in Sections 6.01(a)(ix) or (x) with respect to the Company or any Subsidiary Guarantor, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice.

                  (b) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults and Events of Default (other than the nonpayment of principal or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived.

                  Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each Holder of Notes affected), or (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder of Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefore shall deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 6.05 Control by Majority of Holders. Subject to
Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

                  Section 6.06 Limitation of Suits by Holders. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture, except as provided herein.

                  Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium, if any, and interest on, a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

                  Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

                  Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under

Section 7.07; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

                  Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  First: to the Trustee for Trustee Expenses for amounts due under Section 7.07;

                  Second: to the holders of Senior Debt to the extent required by Articles X and XI;

                  Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders.

                  Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII

                                     TRUSTEE

                  Section 7.01 Duties of Trustee. (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of an Event of Default:
(i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except, that: (i) this Section 7.01(c) does not limit the effect of
Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 7.02 Rights of Trustee. (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel; provided that such action or omission does not constitute gross negligence. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits in good faith that it believes to be authorized or within its rights or powers.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign. Each Agent shall have the same rights as the Trustee under this Section 7.03.

                  Section 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes or for any money paid to the Company or upon the Company's direction under any provisions of this Indenture; it shall not be responsible for the use or application of any money that any Paying Agent other than the Trustee receives; and, it shall not be responsible for any statement or recital in this Indenture or any statement in the Notes or any other document executed in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  Section 7.05 Notice to Holders of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.

                  Section 7.06 Reports by Trustee to Holders. On or before June 15 in each year following the date hereof, so long as any Notes are outstanding hereunder, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

                  Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder, as mutually agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee and each of its directors, officers, employees, agents, representatives and counsel against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that failure by the Trustee to provide the Company with any such notice shall not relieve the Company of any of its obligations under this Section 7.07. The Trustee shall cooperate in the defense of any such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company's obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs as a result of its negligence or willful misconduct.

                  To secure payment of the Company's obligations under this
Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except any funds from time to time held in trust or as security to pay principal of, and premium, if any, and interest on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) or (ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

                  Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:
(1) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities relating to the retiring Trustee's activities prior to being replaced.

                  Section 7.09 Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10 Eligibility; Disqualification. The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $100 million as set forth in its most recently published annual report of condition, and (iv) satisfy the requirements of Sections 310(a)(1),(2) and (5) of the TIA. The Trustee is subject to Section 310(b) of the TIA.

                  Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

                  Section 8.01 Discharge of Liability on Notes; Defeasance. (a) Subject to Sections 8.01(c) and 8.06, this Indenture shall cease to be of any further effect as to all outstanding Notes and Subsidiary Guarantees after (i) either (a) all Notes heretofore authenticated and delivered (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered for cancellation have become due and payable or (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company; and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case, maturing prior to the date the Notes will have become due and payable, the Stated Maturity of the Notes or the relevant redemption date of the Notes, as the case may be, sufficient to pay and discharge the entire indebtedness on such Notes not previously delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at maturity, Stated Maturity or redemption, (ii) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company or any Subsidiary Guarantor and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Subsidiary Guarantor or any other Subsidiary of the Company is a party or by which the Company, any Subsidiary Guarantor or any other Subsidiary of the Company is bound.

                  (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes ("Legal Defeasance Option"), or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15,
4.16, 4.17, 4.18 and 4.19, Article V, Article X and the subordination provisions of Article XI ("Covenant Defeasance Option"). The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.

                  If the Company exercises its Legal Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(iv).

                  Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

                  (c) Notwithstanding Sections 8.01(a) and (b), the Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04,
4.12, 4.20, 7.07, 7.08, 8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.

                  Section 8.02 Conditions to Defeasance. In order to exercise either its Legal Defeasance Option and give effect thereto ("Legal Defeasance") or its Covenant Defeasance

Option and give effect thereto ("Covenant Defeasance"), (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, maturing as to principal and interest in such amounts as will be sufficient, without consideration of any reinvestment of such interest, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity of such principal or installment of principal or interest; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.01(a)(ix) and (x) are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt of any Subsidiary Guarantor, including, without limitation, those arising under this Indenture, after the 91st day following the deposit and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; (ix) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and (x) such deposit shall not violate the provisions described in Article X or Article XI.

                  Section 8.03 Application of Trust Money. The Trustee or Paying Agent shall hold in trust money and/or U.S. Government Obligations deposited with it pursuant to this Article VIII. The Trustee or Paying Agent shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes. Money deposited with the Trustee or a Paying

Agent pursuant to this Article VIII shall not be subject to the provisions of
Article X and Article XI.

                  Section 8.04 Repayment to Company. After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them upon the written direction of the Company.

                  Any money deposited with the Trustee or a Paying Agent pursuant to this Article VIII for the payment of the principal of, premium, if any, or interest on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 8.05 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or U.S. Government Obligations deposited with it pursuant to this Article VIII or the principal and interest received on such cash and/or U.S. Government Obligations.

                  Section 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company has made any payment of principal of, or premium, if any, or interest on, any Notes because of the reinstatement of its obligations under this Indenture and the Notes, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 9.01 Amendments and Supplements Permitted Without Consent of Holders. (a) Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the interests of any Holder;
(v) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; (vi) add additional Subsidiary Guarantors pursuant to Section 4.17; (vii) provide for the issuance of Exchange Notes or Private Exchange Notes, subject to the provisions of this Indenture; or (viii) provide for the issuance of Additional Notes as permitted by Section 2.16.

                  (b) Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any future appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties, or immunities under this Indenture or otherwise.

                  Section 9.02 Amendments and Supplements Requiring Consent of Holders. (a) Except as otherwise provided in Sections 6.04, 9.01(a) and 9.02(c), this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  (b) Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

                  (c) No such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby: (i) change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency or the manner in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) extend the time for payment of interest on the Notes; (iii) alter the redemption provisions in the Notes or this Indenture in a manner adverse to any Holder of the Notes; (iv) amend, change or modify the obligation of the Company to (x) make and consummate a Change of Control Offer in the event of a Change of Control or (y) make and consummate an Asset Sale Offer required pursuant to the covenant described under Section 4.14, or modify any of the provisions or definitions with the obligations of the Company referred to in clauses (x) or
(y); (v) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any amended or supplemental indenture or the consent of whose holders is required for any waiver of compliance with any provision of this Indenture or any Default hereunder and the consequences provided for hereunder; (vi) modify any of the provisions of this Indenture relating to any amended or supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of any covenant, except to increase the percentage of outstanding Notes required for such actions or to provide that any other provision of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; (vii) except as otherwise permitted under Section 5.01, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; (viii) modify any of the provisions of this Indenture relating to the subordination of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders; (ix) modify the ranking or priority of the Notes or any Subsidiary Guarantee; or (x) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee other than in accordance with the terms of this Indenture. Furthermore, no such modification or amendment to any of the subordination provisions of this Indenture or the Notes may be made without the consent of a majority in interest of the holders of Senior Debt.

                  (d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                  Section 9.03 Compliance with TIA. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect. Section

                  9.04 Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be

Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

                  (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 9.02(c), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note. Section

                  9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver. Section

                  9.06 Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections 12.04 and 12.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE X

                                  SUBORDINATION

                  Section 10.01 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that all Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or in any other form acceptable to holders of Senior Debt of all Senior Debt of the Company, and that the subordination of the Notes pursuant to this Article X is for the benefit of all holders of all Senior Debt of the Company, whether outstanding on the Issue Date or issued thereafter; provided, however, that the subordination provisions of this Article shall not apply to payments to the Trustee pursuant to Section 7.07 hereof.

                  Section 10.02 Liquidation; Dissolution; Bankruptcy. (a) Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any Insolvency or Liquidation Proceeding with respect to the Company or its property or securities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash or any other form acceptable to the holders of Senior Debt, of all Obligations due in respect of such Senior Debt before the Holders will be entitled to receive any payment or distribution with respect to the Notes (other than Reorganization Securities), and until all Obligations with respect to such Senior Debt of the Company are paid in full, in cash or any other form acceptable to the holders of Senior Debt, any payment or distribution to which the Holders would be entitled shall be made to the holders of the Company's Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by them). Upon any Insolvency or Liquidation Proceeding with respect to the Company, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Indenture shall be paid by the Company, any Custodian or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of the Company's Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by them) or their Representatives, as their interests may appear, for application to the payment of all outstanding Senior Debt of the Company until all such Senior Debt has been paid in full in cash or any other form acceptable to the holders of Senior Debt, after giving effect to all other payments or distributions to, or provisions made for, holders of the Company's Senior Debt.

                  (b) Notwithstanding anything to the contrary in this Indenture, any Disposition by or involving the Company, or the liquidation or dissolution of the Company following any Disposition, shall not be deemed an Insolvency or Liquidation Proceeding for the purposes of this Section 10.02 if such Disposition is permitted under Article V.

                  Section 10.03 Default on Designated Senior Debt. (a) Upon the occurrence of any default (whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default, has occurred) in the payment of principal of (or premium if any) or interest on or any other amount payable in connection with any Designated Senior Debt (a "Payment Default") and after the receipt by the Trustee from a Representative of the holders of such Designated Senior Debt of written notice (a "Payment Blockage Notice") thereof, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) (other than Reorganization Securities) shall be made by the Company on account of the principal of, premium, if any, or interest on, or any other amount payable in connection with, the Notes or on account of the purchase, redemption, defeasance (other than any payments made by the Trustee pursuant to Article VIII) or other acquisition of or in respect of the Notes unless and until such Payment Default has been cured, waived or has ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or in any other manner acceptable to the holders of Designated Senior Debt.

                  (b) Upon the occurrence and continuance of any other default with respect to any Designated Senior Debt (whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default, has occurred) (a "Non-Payment Default") and after the receipt by the Trustee from a Representative of the holders of such Designated Senior Debt of a Payment Blockage Notice with respect to such Non-Payment Default, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) (other than

Reorganization Securities) may be made by the Company on account of the principal of, premium, if any, or interest on, or any other amount payable in connection with, the Notes or on account of the purchase, redemption, defeasance (other than any payments made by the Trustee pursuant to Article
VIII) or other acquisition of or in respect of the Notes for the period specified below (the "Payment Blockage Period").

                  (c) The Payment Blockage Period shall commence upon the receipt by the Trustee of a Payment Blockage Notice with respect to the Non-Payment Default from a Representative of the holders of any Designated Senior Debt and shall end on the earliest of (x) the date on which such Non-Payment Default is cured or waived or shall have ceased to exist or the Designated Senior Debt related thereto shall have been discharged or paid in full in cash or any other manner acceptable to holders of such Designated Senior Debt, (y) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, unless the maturity of the Designated Senior Debt under the Senior Credit Facility has been accelerated and
(z) the date such Payment Blockage Period is terminated by written notice to the Trustee from a Representative of the holders of the Designated Senior Debt that gave such Payment Blockage Notice, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. During any consecutive 365-day period, the aggregate number of days for which a Payment Blockage Period may exist shall not exceed 179 days, only one Payment Blockage Period may be commenced and there shall be a period of at least 186 consecutive days during which no Payment Blockage Period shall be in effect. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

                  Section 10.04 When Distributions Must Be Paid Over. If the Company shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Notes, or any other Obligation in respect to the Notes, or the Holders shall receive from any source any payment on account of the principal of, or premium, if any, or interest on, the Notes or any Obligation in respect of the Notes, at a time when such payment is prohibited by this Article X, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of such Senior Debt held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all outstanding Senior Debt until all such Senior Debt has been paid in full in cash or any other form acceptable to the holders of Senior Debt, after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article X, and no implied covenants or obligations with respect to any holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any holders of such Senior Debt, if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company or any other Person money or assets to which any holders of such Senior Debt are entitled pursuant to this Article X, except if such payment is made at a time (a) after the Trustee has received a Payment Blockage Notice or
(b) when a Trust Officer has knowledge that the terms of this Article X prohibit such payment.

                  Section 10.05 Notice. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article X, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Debt or a Representative of any holders of such Senior Debt; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Senior Debt (or a Representative thereof) to establish that such notice has been given.

                  The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Notes or any other Obligation in respect of the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to Senior Debt provided in this
Article X or the rights of holders of such Senior Debt under this Article X.

                  Section 10.06 Subrogation. After all Senior Debt has been paid in full in cash or any other form acceptable to the holders of Senior Debt, and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this
Article X to holders of Senior Debt that otherwise would have been made to the Holders is not, as between the Company and the Holders, a payment by the Company on its Senior Debt.

                  Section 10.07 Relative Rights. This Article X defines the relative rights of Holders and holders of Senior Debt. Nothing in this Article X or elsewhere in this Indenture or in any Note is intended to or shall: (1) impair, as between the Company and the Holders, the Obligations of the Company which are absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms; (2) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Debt; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to the Holders.

                  The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

                  Section 10.08 The Company and Holders May Not Impair Subordination. (a) No right of any holder of Senior Debt to enforce the subordination as provided in this Article X shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

                  (b) Without in any way limiting Section 10.08(a), the holders of any Senior Debt may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations hereunder to the holders of such Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Senior Debt, (2) any security for, or any guarantee of, such Senior Debt, (3) any liability of any obligor on such Senior Debt (including any guarantor) or any liability issued in respect of such Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability issued in respect thereof; (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Senior Debt) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability issued in respect of such Senior Debt.

                  Section 10.09 Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Debt pursuant to this Indenture, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the Company's assets is required to be made to holders of Senior Debt pursuant to this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Debt or a Custodian, in ascertaining the holders of such Senior Debt entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Debt and all other facts pertinent to such payment or distribution or to this
Article X.

                  Section 10.10 Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Notes to violate this Article X. Only the Company, a Subsidiary Guarantor, a Representative of Senior Debt, or a holder of Senior Debt that has no Representative may give such notice.

                  To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Debt) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                  Section 10.11 Authorization to Effect Subordination. Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

                  If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Debt of the Company are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

                  Section 10.12 Payment. A payment on account of or with respect to any Note shall include, without limitation, any direct or indirect payment of principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Notes, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Note, or the issuance of any Note, or the transactions contemplated by this Indenture or referred to herein.

                                   ARTICLE XI

                             SUBSIDIARY GUARANTEES

                  Section 11.01 Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise. In the event that the Company fails to pay any amount guaranteed by the Subsidiary Guarantors for any reason whatsoever, the Subsidiary Guarantors will be jointly and severally obligated to pay such amount immediately. The Subsidiary Guarantors hereby further agree that their Obligations under this Indenture and the Notes shall be unconditional, regardless of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement to, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee of the Company's Obligations under this Indenture and the Notes will not be discharged except by complete performance by the Company or another Guarantor of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor or a Custodian of the Company or a Subsidiary Guarantor any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee of the Company's Obligations under this Indenture and the Notes by each Subsidiary Guarantor shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Subsidiary Guarantor hereby acknowledges and agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company's Obligations under this Indenture and the Notes may be accelerated as provided in Article VI for purposes of the Subsidiary Guarantees notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company's Obligations under this Indenture and the Notes as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

                  (b) Each Subsidiary Guarantor hereby waives all rights of subrogation, contribution, reimbursement and indemnity, and all other rights, that such Subsidiary Guarantor would have against the Company at any time as a result of any payment in respect of its Subsidiary Guarantee (whether contractual, under section 509 of the Bankruptcy Code, or otherwise).

                  (c) Each Subsidiary Guarantor that makes or is required to make any payment in respect of its Subsidiary Guarantee shall be entitled to seek contribution from the other Subsidiary Guarantors to the extent permitted by applicable law; provided that each Subsidiary Guarantor agrees that any such claim for contribution that such Subsidiary Guarantor may have against any other Subsidiary Guarantor shall be subrogated to the prior payment in full in cash of all Obligations owed to Holders under or in respect of the Notes.

                  (d) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or substantially all of its assets) to a Person which is not the Company or a Subsidiary of the Company or the sale of a majority of the capital stock of a Paging Subsidiary or a Satellite Uplink Subsidiary to a Person which is not the Company or a Subsidiary of the Company, in each case, which is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under its Subsidiary Guarantee; provided that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

                  (e) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. A Subsidiary Guarantor may consolidate with or merge into or sell its assets to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with such Subsidiary Guarantor, but subject to the provisions described in Section 11.01(d)), provided that (a) if the Surviving Person is not the Subsidiary Guarantor, the Surviving Person agrees to assume such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and all its obligations under this Indenture and (b) such transaction does not
(i) violate any covenants set forth in this Indenture or (ii) result in a Default or Event of Default under this Indenture immediately thereafter that is continuing.

                  Section 11.02 Trustee to Include Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term "Trustee" as used in this Article XI shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article XI in place of the Trustee.

                  Section 11.03 Limits on Subsidiary Guarantees. Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor, result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.

                  Section 11.04 Execution of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in this Article XI, each Subsidiary Guarantor hereby agrees to execute the Subsidiary Guarantee substantially in the form of Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by an Officer (who shall have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such Officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of the Subsidiary Guarantor.

                  Section 11.05 Stay, Extension and Usury Laws. Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive each Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein or which might affect the covenants or the performance of this Indenture and Notes; and each such Subsidiary Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 11.06 Agreement To Subordinate Subsidiary Guarantees to Guarantor Senior Debt. Each Subsidiary Guarantor agrees, and each Holder by accepting a Subsidiary Guarantee agrees, that all Obligations owed under and in respect of such Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or in any other form acceptable to holders of Guarantor Senior Debt, of all Guarantor Senior Debt of such Subsidiary Guarantor, and that the subordination of the Subsidiary Guarantees pursuant to this Article XI is for the benefit of all holders of all Guarantor Senior Debt of such Subsidiary Guarantor, whether outstanding on the Issue Date or issued thereafter.

                  Section 11.07 Liquidation; Dissolution; Bankruptcy. (a) Upon any payment or distribution of cash, securities or other property of any Subsidiary Guarantor to creditors upon any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor or its property or securities, the holders of any Guarantor Senior Debt of such Subsidiary Guarantor will be entitled to receive payment in full, in cash or any other form acceptable to the holders of Guarantor Senior Debt, of all Obligations due in respect of such Guarantor Senior Debt before the Holders will be entitled to receive any payment or distribution with respect to Subsidiary Guarantees (other than Reorganization Securities), and until all Obligations with respect to such Guarantor Senior Debt of such Subsidiary Guarantee are paid in full, in cash or any other form accept-able to the holders of such Guarantor Senior Debt, any payment or distribution to which the Holders would be entitled shall be made to the holders of such Subsidiary Guarantors' Guarantor Senior Debt (pro rata to such holders on the basis of the amounts of Guarantor Senior Debt held by them). Upon any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Indenture shall be paid by such Subsidiary Guarantor, any Custodian or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of such Subsidiary Guarantors' Guarantor Senior Debt (pro rata to such holders on the basis of the amounts of Guarantor Senior Debt held by them) or their Representatives, as their interests may appear, for application to the payment of all outstanding Guarantor Senior Debt of such Subsidiary Guarantor until all such Guarantor Senior Debt has been paid in full in cash or any other form acceptable to the holders of Guarantor Senior Debt after giving effect to all other payments or distributions to, or provisions made for, holders of such Subsidiary Guarantors' Guarantor Senior Debt.

                  (b) Notwithstanding anything to the contrary in this Indenture, any Disposition by or involving any Subsidiary Guarantor, or the liquidation or dissolution of such Subsidiary Guarantor following any Disposition, shall not be deemed an Insolvency or Liquidation Proceeding for the purposes of this Section 11.07 if such Disposition is permitted under Section 11.01(d) or Section 11.01(e).

                  Section 11.08 Default on Certain Guarantor Senior Debt. (a) Upon the occurrence of any Payment Default by the Company with respect to any Designated Senior Debt guaranteed by a Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor) and after the receipt by the Trustee from a Representative of the holders of such Designated Senior Debt of a Payment Blockage Notice, no payment or distribution of any assets or securities of any Subsidiary Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Subsidiary Guarantors being subordinated to the payment of the Notes) (other than Reorganization Securities) shall be made by such Subsidiary Guarantor on account of the principal of, premium, if any, or interest on, or any other amount payable in connection with, the Notes or on account of the purchase, redemption, defeasance (other than any payments made by the Trustee pursuant to Article VIII) or other acquisition of or in respect of the Notes or any of the Obligations of such Subsidiary Guarantor under this Subsidiary Guarantee unless and until such Payment Default has been cured, waived or has ceased to exist or such Guarantor Senior Debt shall have been discharged or paid in full in cash or in any other manner acceptable to the holders of such Guarantor Senior Debt.

                  (b) Upon the occurrence or continuance of any Non-Payment Default by the Company with respect to any Designated Senior Debt guaranteed by a Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor) and after the receipt by the Trustee from a Representative of the holders of such Designated Senior Debt of a Payment Blockage Notice, no payment or distribution of any assets or securities of any Subsidiary Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Subsidiary Guarantors being subordinated to the payment of the Notes) (other than Reorganization Securities) may be made by such Subsidiary Guarantor on account of the principal of, premium, if any, or interest on, or any other amount payable in connection with, the Notes or on account of the purchase, redemption, defeasance (other than any payments made by the Trustee pursuant to Article
VIII) or other acquisition of or in respect of the Notes or any of the Obligations of such Subsidiary Guarantor under this Subsidiary Guarantee for the period specified below (the "Guarantor Payment Blockage Period").

                  (c) The Guarantor Payment Blockage Period shall commence upon the receipt by the Trustee of a Payment Blockage Notice with respect to the Non-Payment Default from a Representative of the holders of any Designated Senior Debt guaranteed by a Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor), and shall end on the earliest of (x) the date on which such Non-Payment Default is cured or waived or shall have ceased to exist or the Guarantor Senior Debt related thereto shall have been discharged or paid in full in cash or any other manner acceptable to holders of such Guarantor Senior Debt, (y) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee unless the maturity of the Designated Senior Debt guaranteed by the Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor) has been accelerated and (z) the date such Guarantor Payment Blockage Period is terminated by written notice to the Trustee from a Representative of the holders of the Guarantor Senior Debt that gave such Payment Blockage Notice, after which, in the case of clause (x), (y) or (z), the Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under this Subsidiary Guarantee, including any missed payments. During any consecutive 365-day period, the aggregate number of days for which a Guarantor Payment Blockage Period may exist shall not exceed 179 days, only one Guarantor Payment Blockage Period may be commenced and there shall be a period of at least 186 consecutive days during which no Guarantor Payment Blockage Period shall be in effect. No Non-Payment Default with respect to Guarantor Senior Debt that (i) gives rise to the commencement of a Guarantor Payment Blockage Period or (ii) exists at the commencement of or during any Guarantor Payment Blockage Period shall be made the basis for the commencement of any subsequent Guarantor Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Guarantor Payment Blockage Period.

                  Section 11.09 When Distributions Must Be Paid Over. If any Subsidiary Guarantor shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Notes, or any other Obligations under this Subsidiary Guarantee, or the Holders shall receive from any source any payment on account of the principal of, or premium, if any, or interest on, the Notes or any Obligation in respect of the Notes, at a time when such payment is prohibited by this Article XI, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of Guarantor Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of such Guarantor Senior Debt held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all outstanding Guarantor Senior Debt until all such Guarantor Senior Debt has been paid in full in cash or any other form acceptable to the holders of Guarantor Senior Debt after giving effect to all other payments or distributions to, or provisions made for, the holders of Guarantor Senior Debt.

                  With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to any holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any holders of such Guarantor Senior Debt if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Subsidiary Guarantors or any other Person money or assets to which any holders of such Guarantor Senior Debt are entitled pursuant to this Article XI, except if such payment is made at a time (a) after the Trustee has received a Payment Blockage Notice or (b) when a Trust Officer has knowledge that the terms of this Article XI prohibit such payment.

                  Section 11.10 Notice. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article XI, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company, any Subsidiary Guarantor or one or more holders of Guarantor Senior Debt or a Representative of any holders of such Guarantor Senior Debt; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Guarantor Senior Debt (or a Representative thereof) to establish that such notice has been given.

                  The Company or any Subsidiary Guarantor shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Notes or any of the Subsidiary Guarantors' obligations under this Subsidiary Guarantee to violate this Article XI, but failure to give such notice shall not affect the subordination of the Subsidiary Guarantees to Guarantor Senior Debt provided in this Article XI or the rights of holders of such Guarantor Senior Debt under this Article XI.

                  Section 11.11 Subrogation. After all Guarantor Senior Debt has been paid in full in cash or any other form acceptable to holders of Guarantor Senior Debt and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Subsidiary Guarantees) to the rights of holders of such Guarantor Senior Debt to receive distributions applicable to such Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Guarantor Senior Debt. A distribution made under this Article XI to holders of Guarantor Senior Debt that otherwise would have been made to Holders is not, as between the Subsidiary Guarantors and Holders, a payment by such Subsidiary Guarantor on its Guarantor Senior Debt.

                  Section 11.12 Relative Rights. This Article XI defines the relative rights of Holders and holders of Guarantor Senior Debt. Nothing contained in this Article XI or elsewhere in this Indenture or in any Subsidiary Guarantee is intended to or shall: (1) impair, as between the Subsidiary Guarantors and the Holders, the Obligations of the Subsidiary Guarantors, which are absolute and unconditional, to pay all amounts due and payable under the Subsidiary Guarantees as and when the same shall become due and payable in accordance with their terms; (2) affect the relative rights of the Holders and creditors of the Subsidiary Guarantors, other than holders of Guarantor Senior Debt; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of the holders of such Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders.

                  The failure to make a payment on account of all amounts due and payable under the Subsidiary Guarantees by reason of any provision of this
Article XI shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

                  Section 11.13 The Subsidiary Guarantors and Holders May Not Impair Subordination. (a) No right of any holder of Guarantor Senior Debt to enforce the subordination as provided in this Article XI shall at any time or in any way be prejudiced or impaired by any act or failure to act by any of the Subsidiary Guarantors or by any noncompliance by any of the Subsidiary Guarantors with the terms, provisions and covenants of this Indenture or the Subsidiary Guarantees or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

                  (b) Without in any way limiting Section 11.13(a), the holders of any Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations hereunder to the holders of such Guarantor Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Guarantor Senior Debt or any instrument evidencing or guaranteeing or securing such Guarantor Senior Debt or any agreement under which such Guarantor Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Guarantor Senior Debt, (2) any security for, or any guarantee of, such Guarantor Senior Debt, (3) any liability of any obligor on such Guarantor Senior Debt (including any guarantor) or any liability issued in respect of such Guarantor Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Guarantor Senior Debt or any liability of any obligor thereon, to such holder, or any liability issued in respect thereof;
(iii) settle or compromise any such Guarantor Senior Debt or any other liability of any obligor of such Guarantor Senior Debt to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Guarantor Senior Debt) in any manner or order; and
(iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Guarantor Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Guarantor Senior Debt or any liability of any obligor to the holders of such Guarantor Senior Debt or any liability issued in respect of such Guarantor Senior Debt.

                  Section 11.14 Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Guarantor Senior Debt pursuant to this Indenture, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of any Subsidiary Guarantor's assets is required to be made to holders of Guarantor Senior Debt pursuant to this Article XI, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Guarantor Senior Debt or a Custodian, in ascertaining the holders of such Guarantor Senior Debt entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Guarantor Senior Debt and all other facts pertinent to such payment or distribution or to this Article XI.

                  Section 11.15 Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Notes to violate this
Article XI. Only the Company, a Subsidiary Guarantor, a Representative of Senior Debt or Guarantor Senior Debt, or a holder of Senior Debt or Guarantor Senior Debt that has no Representative may give such notice.

                  To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                  Section 11.16 Authorization To Effect Subordination. Each Holder of a Subsidiary Guarantee by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance on a Subsidiary Guarantee that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

                  If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Guarantor Senior Debt are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

                  Section 11.17 Payment. A payment on account of or with respect to any Subsidiary Guarantee shall include, without limitation, any direct or indirect payment of principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Subsidiary Guarantees, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Subsidiary Guarantee, or the issuance of any Subsidiary Guarantee, or the transactions contemplated by this Indenture or referred to herein.

                                  ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01 Trust Indenture Act Controls. If any provisions of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

                  Section 12.02 Notices. Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

                  If to the Company or to any Subsidiary Guarantor:

                           Gray Communications Systems, Inc.
                           4370 Peachtree Road, N.E.
                           Atlanta, Georgia  30319
                           Attention: James Ryan
                           Telephone:  (404) 504-9828
                           Facsimile:  (404) 261-9607

                  With a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036
                           Attention: Robert A. Cantone, Esq.
                           Telephone:  (212) 969-3235
                           Facsimile:  (212) 969-2900

                  If to the Trustee:

                           Bankers Trust Company
                           Four Albany Street, 4th Floor
                           New York, NY  10006
                           Attention: Corporate Trust and Agency Services
                           Facsimile:  (212) 593-6443

                  With a copy to:

                           LeBoeuf, Lamb, Greene & MacRae LLP
                           125 West 55th Street
                           New York, New York  10019
                           Attention: David P. Bicks, Esq.
                           Telephone:  (212) 424-8042
                           Facsimile:  (212) 424-8500

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other

Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Section 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.

                  Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

                  Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

                  Section 12.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 12.07 Legal Holidays. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  Section 12.08 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under this Indenture, the Notes or the Subsidiary Guarantees. Each Holder by accepting a Note (including Subsidiary Guarantees) waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

                  Section 12.09 Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 12.10 Initial Appointments, Compliance Certificates. The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2002.

                  SECTION 12.11 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  Section 12.12 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

                  Section 12.13 Successors. All agreements of the Company in this Indenture and the Notes shall bind any successor of the Company. All agreements of each of the Subsidiary Guarantors in this Indenture shall bind any of their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 12.14 Severability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 12.15 Third Party Beneficiaries. Holders of Senior Debt of the Company and Guarantor Senior Debt of the Subsidiary Guarantors are third party beneficiaries of, and any of them (or their Representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

                  Section 12.16 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

                                    THE COMPANY:


                                    GRAY COMMUNICATIONS SYSTEMS, INC.



                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    THE SUBSIDIARY GUARANTORS:

                                    THE ALBANY HERALD PUBLISHING COMPANY, INC.
                                    POST-CITIZEN MEDIA, INC.
                                    GRAY COMMUNICATIONS OF INDIANA, INC.
                                    WEAU-TV, INC.
                                    WVLT-TV, INC.
                                    WRDW-TV, INC.
                                    WITN-TV, INC
                                    GRAY KENTUCKY TELEVISION, INC.
                                    GRAY COMMUNICATIONS OF TEXAS, INC.
                                    GRAY COMMUNICATIONS OF TEXAS - SHERMAN, INC.
                                    GRAY TRANSPORTATION COMPANY, INC.
                                    GRAY REAL ESTATE AND DEVELOPMENT CO.
                                    GRAY FLORIDA HOLDINGS, INC.
                                    KOLN/KGIN, INC.
                                    WEAU LICENSEE CORP.
                                    KOLN/KGIN LICENSE, INC.
                                    WJHG LICENSEE CORP.
                                    WCTV LICENSEE CORP.
                                    WVLT LICENSEE CORP.
                                    WRDW LICENSEE CORP.
                                    WITN LICENSEE CORP.
                                    WKYT LICENSEE CORP.
                                    WYMT LICENSEE CORP.
                                    KWTX-KBTX LICENSEE CORP.
                                    KXII LICENSEE CORP.
                                    GRAY TELEVISION MANAGEMENT, INC.
                                    GRAY MIDAMERICA HOLDINGS, INC.
                                    GRAY PUBLISHING, INC.
                                    GRAY DIGITAL, INC.
                                    KWTX-KBTX LP CORP.
                                    KXII LP CORP.
                                    PORTA-PHONE PAGING LICENSEE CORP.
                                    KXII L.P.
                                    KWTX-KBTX L.P.
                                    LYNQX COMMUNICATIONS, INC.

                                    For each of the above:



                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    BANKERS TRUST COMPANY, as Trustee



                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                                                      Schedule 1

                              SUBSIDIARY GUARANTORS



                  Company                                 State of Incorporation
--------------------------------------------              ----------------------
The Albany Herald Publishing Company, Inc.                       Georgia
Post-Citizen Media, Inc.                                         Georgia
Gray Communications of Indiana, Inc.                             Georgia
WEAU-TV, Inc.                                                    Georgia
WVLT-TV, Inc.                                                    Georgia
WRDW-TV, Inc.                                                    Georgia
WITN-TV, Inc                                                     Georgia
Gray Kentucky Television, Inc.                                   Georgia
Gray Communications of Texas, Inc.                               Georgia
Gray Communications of Texas - Sherman, Inc.                     Georgia
Gray Transportation Company, Inc.                                Georgia
Gray Real Estate and Development Co.                             Georgia
Gray Florida Holdings, Inc.                                      Georgia
KOLN/KGIN, Inc.                                                  Delaware
WEAU Licensee Corp.                                              Delaware
KOLN/KGIN License, Inc.                                          Delaware
WJHG Licensee Corp.                                              Delaware
WCTV Licensee Corp.                                              Delaware
WVLT Licensee Corp.                                              Delaware
WRDW Licensee Corp.                                              Delaware
WITN Licensee Corp.                                              Delaware
WKYT Licensee Corp.                                              Delaware
WYMT Licensee Corp.                                              Delaware
KWTX-KBTX Licensee Corp.                                         Delaware
KXII Licensee Corp.                                              Delaware
Gray Television Management, Inc.                                 Delaware
Gray MidAmerica Holdings, Inc.                                   Delaware
Gray Publishing, Inc.                                            Delaware
Gray Digital, Inc.                                               Delaware
KWTX-KBTX LP Corp.                                               Delaware
KXII LP Corp.                                                    Delaware
Porta-Phone Paging Licensee Corp.                                Delaware
KXII L.P.                                                        Delaware
KWTX-KBTX L.P.                                                   Delaware
Lynqx Communications, Inc.                                       Louisiana

                                                                     APPENDIX A


                Provisions Relating to Initial Notes, Additional
                Notes, Private Exchange Notes and Exchange Notes

                  1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture of which this Appendix A is a part.

                  2.       The Securities.

                  2.1      Form and Dating.

                  The Initial Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A, (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S and
(C) IAIs in reliance on Rule 501. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

                  (a) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note"), Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the "Regulation S Global Note") and IAI Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "IAI Global Note"), in each case, without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are each referred to herein as a "Global Note" and are collectively referred to herein as "Global Notes." The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Notes Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                  (c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

                  2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (1) the (A) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $180,000,000 and (B) Additional Notes for original issue on a date subsequent to the Issue Date in an aggregate principal amount not exceeding $100,000,000 and (2) the (A) Exchange Notes for issue only in a Registered Exchange Offer and (B) Private Exchange Notes for issue only in a Private Exchange, in the case of each of (2)(A) and (B), pursuant to a Registration Rights Agreement and for a like principal amount of Initial Notes or Additional Notes, as the case may be, exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $280,000,000 except as provided in Section 2.07 of this Indenture.

                  2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

                  (x)      to register the transfer of such Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) are accompanied by the following additional information and documents, as applicable:

                           (A)      if such Definitive Notes are being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

                           (B)      if such Definitive Notes are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial
                  Note); or

                           (C)      if such Definitive Notes are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit E or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit E to the Trustee.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $500,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $500,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit E to the Trustee.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e)      Legend.

                  (i)      Except as permitted by the following paragraphs
         (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

                  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                  Each Note evidencing a Global Note offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

                  "EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

                  Each Definitive Note shall bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder hereto to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

                  (iii) After a transfer of any Initial Notes, Additional Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, Additional Notes or Private Exchange Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes, Additional Notes or Private Exchange Notes shall cease to apply and the requirements that any such Initial Notes, Additional Notes or Private Exchange Notes be issued in global form shall continue to apply.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes (or Additional Notes) pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, all requirements pertaining to such Initial Notes (or Additional Notes) that such Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes (or such Additional Notes) in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes (or Additional Notes) pursuant to which Holders of such Notes are offered Private Exchange Notes in exchange for their Notes, all requirements pertaining to such Initial Notes (or such Additional Notes) that such Notes be issued in global form shall continue to apply, and Private Exchange Notes in global form with the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes (or such Additional Notes) in such Private Exchange.

                  (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note (or Additional Note) acquired pursuant to Regulation S, all requirements that such Initial Note (or such Additional Note) bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note (or such Additional Note) be issued in global form shall continue to apply.

                  (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06,
         4.08 and 9.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Note surrendered upon such transfer or exchange.

                  (h)      No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4      Definitive Notes.

                  (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or
(ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

                  (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note not originally issued and sold pursuant to an effective registration statement under the Securities Act in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                      EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                             [Global Notes Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                           [Restricted Notes Legend]

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH
NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN

DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                         [Legend for Definitive Notes]

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

No. N-                                                                 $

                    9.25% Senior Subordinated Note due 2011

                                                               CUSIP No.

                  Gray Communications Systems, Inc., a Georgia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on December 15, 2011.

                  Interest Payment Dates:  June 15 and December 15.

                  Record Dates:  June 1 and December 1.

                  Additional provisions of this Note are set forth on the other side of this Note.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:


                                    GRAY COMMUNICATIONS SYSTEMS, INC.


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 9.25% Senior Subordinated Notes due 2011 referred to in the Indenture.

Dated:


                                    BANKERS TRUST COMPANY, as Trustee


                                    By
                                      -----------------------------------------
                                      Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]
                    9.25% Senior Subordinated Note due 2011

         1.       Interest

                  (a) Gray Communications Systems, Inc., a Georgia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on June 15 and December 15 of each year (or if any such day is not a Business Day on the next succeeding Business Day) commencing on June 15, 2002. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, from December 21, 2001, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  (b) Liquidated Damages. The holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of December 21, 2001, among the Company, the Subsidiary Guarantors named therein and the Initial Purchasers named therein (the "Registration Rights Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned thereto in the Registration Rights Agreement. If (i) the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable under the Registration Rights Agreement, is not filed with the Commission on or prior to the date specified therein for such filing, (ii) the applicable Registration Statement has not been declared effective by the Commission on or prior to the date specified therein for such effectiveness after such obligation arises, (iii) if the Registered Exchange Offer is required to be Consummated thereunder, the Registered Exchange Offer has not been Consummated by the Issuers within the time period set forth in Section 2(a) of the Registration Rights Agreement and (iv) prior to the end of the Exchange Offer Registration Period or the Shelf Registration Period, as the case may be, the Commission shall have issued a stop order suspending the effectiveness of the applicable Registration Statement, proceedings have been initiated with respect to such Registration Statement under Section 8(d) or 8(e) of the Act, or such Registration Statement or related Prospectus for any reason ceases to be usable or available in connection with resales of Notes registered thereunder (each such event referred to in clauses (i) through (iv), a "Registration Default"), then damages ("Liquidated Damages") will accrue on the Notes with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes and will increase by an additional $0.05 per week per $1,000 principal amount of Notes for each subsequent 90-day period until such Registration Default has been cured, up to an aggregate maximum amount of Liquidated Damages of $0.20 per week per $1,000 principal amount of Notes for all Registration Defaults. Following the cure of a Registration Default, the accrual of Liquidated Damages with respect to such Registration Default will cease and upon the cure of all Registration Defaults the accrual of all Liquidated Damages will cease. Notwithstanding the foregoing, if the Registered Exchange Offer has been Consummated, Liquidated Damages related to a Registration Default for a Shelf Registration Statement shall not be payable in respect of Notes issued in the

Registered Exchange Offer except to the extent entitled to registration under such Shelf Registration Statement under clause (iv) above.

         2.       Method of Payment

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, liquidated damages and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, liquidated damages and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3.       Paying Agent and Registrar

                  The Company initially appoints Bankers Trust Company, a national association under the laws of the United States (the "Trustee"), as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such.

         4.       Indenture

                  The Company issued the Notes under an Indenture, dated as of December 15, 2001, (the "Indenture"), among the Company, the subsidiaries of the Company, as guarantors (the "Subsidiary Guarantors"), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Notes are senior subordinated unsecured obligations of the Company limited to $280,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Note is one of the Initial Notes or Additional Notes referred to in the Indenture. The Notes include the Initial Notes, Additional Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes or Additional Notes. The Initial Notes, Additional Notes, Exchange Notes and Private Exchange Notes are treated as a single class of notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Subsidiaries, enter into or permit certain transactions with Affiliates and Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

                  To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors jointly and severally, unconditionally guarantee the Obligations of the Company under the Indenture and the Notes on a senior subordinated basis pursuant to the terms of the Indenture.

         5.       Optional Redemption

                  Except as described below in this Section 5, the Notes are not redeemable at the Company's option prior to December 15, 2006. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the twelve-month period beginning on December 15, of the years indicated below.


                         YEAR                                  PERCENTAGE
                         ----                                  ----------

2006...................................................        104.625%
2007...................................................        103.083%
2008...................................................        101.542%
2009 and thereafter....................................        100.000%

                  Notwithstanding the foregoing, at any time prior to December 15, 2004, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109.250% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $117.0 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

                  At any time prior to December 15, 2006, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.

                  "Make Whole Premium" means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at December 15, 2006 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through December 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to December 15, 2006; provided, however, that if the period from the redemption date to December 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         6.       Sinking Fund

                  The Notes are not subject to any sinking fund.

         7.       Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes that are to be redeemed at his or her registered address. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

         8. Repurchase of Notes at the Option of Holders upon Change of Control

                  Upon a Change of Control, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount on the Change of Control Purchase Date, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

         9.       Subordination

                  The Notes are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

         10.      Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

         11.      Persons Deemed Owners

                  The registered Holder of this Note may be treated as the owner of it for all purposes.

         12.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         13.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (ii) any existing Default or Event of Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any

Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V of the Indenture in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the interests of any Holder;
(v) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (vi) add additional Subsidiary Guarantors pursuant to Section 4.17 of the Indenture; (vii) provide for the issuance of Exchange Notes or Private Exchange Notes, subject to the provisions of the Indenture; or (viii) provide for the issuance of Additional Notes as permitted by Section 2.16 of the Indenture.

         15.      Defaults and Remedies

                  If any Event of Default (other than an Event of Default specified under Section 6.01(a)(ix) or (x) of the Indenture with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of any Event of Default arising from the events specified in Section 6.01(a)(ix) or (x) of the Indenture with respect to the Company or any Subsidiary Guarantor occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or Notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

         16.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

         17.      No Recourse Against Others

                  No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Indenture, the Notes or the Subsidiary Guarantees. Each Holder, by accepting a Note (including Subsidiary Guarantees), waives and releases such Persons from all such liability and such waiver and release are part of the consideration for the issuance of the Notes.

         18.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

         19.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

         20.      GOVERNING LAW

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         21.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         22.      Holders' Compliance with Registration Rights Agreement

                  Each Holder, by acceptance hereof, acknowledges and agrees to the provisions of the [Issue Date] Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                            Your Signature:
     -----------------------                    -------------------------------


-------------------------------------------------------------------------------
       Sign exactly as your name appears on the other side of this Note.

           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                       OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] as requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]      to the Company; or

         (2)      [ ]      pursuant to an effective registration statement
                           under the Securities Act of 1933; or

         (3)      [ ]      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
                           144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)      [ ]      outside the United States in an offshore transaction
                           within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5)      [ ]      to an institutional "accredited investor" (as
                           defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933)that has furnished to the Trustee a signed letter containing certain representations and agreements; or

         (6)      [ ]      pursuant to another available exemption from
                           registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                             ----------------------------------
                                             Your Signature


Signature Guarantee:


Date:
     ------------------------                ----------------------------------
                                             Signature must be guaranteed:
                                             Signature of Signature Guarantee
                                             by a participant in a recognized
                                             signature guaranty medallion
                                             program or other signature
                                             guarantor acceptable to the
                                             Trustee

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:
     ------------------------                ----------------------------------
                                             NOTICE: To be executed by an
                                                     executive officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The initial principal amount of this Global Note is $___________. The following increases or decreases in this Global Note have been made:


Date of        Amount of decrease in    Amount of increase in     Principal Amount of this     Signature of authorized
Exchange       Principal amount of      Principal Amount of       Global Note following        signatory of Trustee
               this Global Note         this Global Note          such decrease or increase    or Notes Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 (Change of Control) or 4.14 (Limitation on Asset Sales) of the Indenture, check the box:

                  Change of Control [ ]      Asset Sales [ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the principal amount: $___________


Date:                        Your Signature:
     ---------------------                  -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of the Note)

Signature Guarantee:
                    -----------------------------------------------------------
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                      EXHIBIT B


                        [FORM OF FACE OF EXCHANGE NOTE]

No. N-                                                             $

                    9.25% Senior Subordinated Note due 2011

                                                           CUSIP No.

                  Gray Communications Systems, Inc., a Georgia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on December 15, 2011.

                  Interest Payment Dates:  June 15 and December 15.

                  Record Dates:  June 1 and December 1.

                  Additional provisions of this Note are set forth on the other side of this Note.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:


                                    GRAY COMMUNICATIONS SYSTEMS, INC.


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 9.25% Senior Subordinated Notes due 2011 referred to in the Indenture.


Dated:


                                    BANKERS TRUST COMPANY, as Trustee


                                    By
                                      -----------------------------------------
                                                 Authorized Signatory

                    [FORM OF REVERSE SIDE OF EXCHANGE NOTE]
                    9.25% Senior Subordinated Note Due 2011

         1.       Interest

                  Gray Communications Systems, Inc., a Georgia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on June 15 or December 15 of each year (or if such day is not a Business Day on the next succeeding Business
Day). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, from December 21, 2001 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         2.       Method of Payment

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3.       Paying Agent and Registrar

                  The Company initially appoints Bankers Trust Company, a national association under the laws of the United States (the "Trustee"), as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such.

         4.       Indenture

                  The Company issued the Notes under an Indenture dated as of December 15, 2001 (the "Indenture"), among the Company, the subsidiaries of the Company, as guarantors (the "Subsidiary Guarantors"), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Notes are senior subordinated unsecured obligations of the Company limited to $280,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Note is one of the Initial Notes or Additional Notes referred to in the Indenture. The Notes include the Initial Notes, Additional Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes or Additional Notes. The Initial Notes, Additional Notes, Exchange Notes and Private Exchange Notes are treated as a single class of notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Subsidiaries, enter into or permit certain transactions with Affiliates and Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

                  To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors jointly and severally, unconditionally guarantee the Obligations of the Company under the Indenture and the Notes on a senior subordinated basis pursuant to the terms of the Indenture.

         5.       Optional Redemption

                  Except as described below in this Section 5, the Notes are not redeemable at the Company's option prior to December 15, 2006. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the twelve-month period beginning on December 15, of the years indicated below.


                           YEAR                                  PERCENTAGE
                           ----                                  ----------
2006.....................................................         104.625%
2007.....................................................         103.083%
2008.....................................................         101.542%
2009 and thereafter......................................         100.000%

                  Notwithstanding the foregoing, at any time prior to December 15, 2004, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109.250% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $117.0 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

                  At any time prior to December 15, 2006, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.

                  "Make Whole Premium" means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at December 15, 2006 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through December 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to December 15, 2006; provided, however, that if the period from the redemption date to December 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         6.       Sinking Fund

                  The Notes are not subject to any sinking fund.

         7.       Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes that are to be redeemed at his or her registered address. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

         8. Repurchase of Notes at the Option of Holders upon Change of Control

                  Upon a Change of Control, each Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount on the Change of Control Purchase Date, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

         9.       Subordination

                  The Notes are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

         10.      Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

         11.      Persons Deemed Owners

                  The registered Holder of this Note may be treated as the owner of it for all purposes.

         12.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         13.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (ii) any existing Default or Event of Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes to:
(i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V of the Indenture in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the interests of any Holder; (v) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (vi) add additional Subsidiary Guarantors pursuant to Section 4.17 of the Indenture; (vii) provide for the issuance of Exchange Notes or Private Exchange Notes, subject to the provisions of the Indenture; or (viii) provide for the issuance of Additional Notes as permitted by Section 2.16 of the Indenture.

         15.      Defaults and Remedies

                  If any Event of Default (other than an Event of Default specified under Section 6.01(a)(ix) or (x) of the Indenture with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of any Event of Default arising from the events specified in Section 6.01(a)(ix) or (x) of the Indenture with respect to the Company or any Subsidiary Guarantor occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or Notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

         16.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

         17.      No Recourse Against Others

                  No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Indenture, the Notes or the Subsidiary Guarantees. Each Holder, by accepting a Note (including Subsidiary Guarantees), waives and releases such Persons from all such liability and such waiver and release are part of the consideration for the issuance of the Notes.

         18.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

         19.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST

         20.      GOVERNING LAW

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT

GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         21.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

I or we assign and transfer this Note to


-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                            Your Signature:
     -----------------------                    -------------------------------


-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 (Change of Control) or 4.14 (Limitation on Asset Sales) of the Indenture, check the box:

         Change of Control [ ]      Asset Sales [ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the principal amount: $___________


Date:                      Your Signature:
     -----------------                    -------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of the Note)

Signature Guarantee:
                    -----------------------------------------------------------
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                      EXHIBIT C

                            FORM OF NOTATION ON NOTE
                        RELATING TO SUBSIDIARY GUARANTEE

                  Each Subsidiary Guarantor, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions of the Indenture that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of each Subsidiary Guarantor to the Holders of Notes and the Trustee pursuant to this guarantee and the Indenture are set forth in Article XI of the Indenture, to which reference is hereby made.

                                    THE SUBSIDIARY GUARANTORS:


                                    THE ALBANY HERALD PUBLISHING COMPANY, INC.
                                    POST-CITIZEN MEDIA, INC.
                                    GRAY COMMUNICATIONS OF INDIANA, INC.
                                    WEAU-TV, INC.
                                    WVLT-TV, INC.
                                    WRDW-TV, INC.
                                    WITN-TV, INC
                                    GRAY KENTUCKY TELEVISION, INC.
                                    GRAY COMMUNICATIONS OF TEXAS, INC.
                                    GRAY COMMUNICATIONS OF TEXAS -
                                        SHERMAN, INC.
                                    GRAY TRANSPORTATION COMPANY, INC.
                                    GRAY REAL ESTATE AND DEVELOPMENT CO.
                                    GRAY FLORIDA HOLDINGS, INC.
                                    KOLN/KGIN, INC.
                                    WEAU LICENSEE CORP.
                                    KOLN/KGIN LICENSE, INC.
                                    WJHG LICENSEE CORP.
                                    WCTV LICENSEE CORP.
                                    WVLT LICENSEE CORP.
                                    WRDW LICENSEE CORP.
                                    WITN LICENSEE CORP.
                                    WKYT LICENSEE CORP.
                                    WYMT LICENSEE CORP.
                                    KWTX-KBTX LICENSEE CORP.
                                    KXII LICENSEE CORP.
                                    GRAY TELEVISION MANAGEMENT, INC.
                                    GRAY MIDAMERICA HOLDINGS, INC.
                                    GRAY PUBLISHING, INC.
                                    GRAY DIGITAL, INC.
                                    KWTX-KBTX LP CORP.
                                    KXII LP CORP.
                                    PORTA-PHONE PAGING LICENSEE CORP.
                                    KXII L.P.
                                    KWTX-KBTX L.P.
                                    LYNQX COMMUNICATIONS, INC.

                                      For each of the above:



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                      EXHIBIT D

                        FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of _________________, among [GUARANTOR] (the "New Guarantor"), a subsidiary of Gray Communications Systems, Inc. (or its successor), a Georgia corporation (the "Company"), the Subsidiary Guarantors (as listed on the signature pages hereof) and Bankers Trust Company, a national association under the laws of the United States, as trustee under the indenture referred to below (the "Trustee").

                                  WITNESSETH:

                  WHEREAS, the Company and the subsidiaries of the Company existing as such on December 15, 2001 (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of December 15, 2001, providing for the issuance of an aggregate principal amount of up to $280,000,000 of 9.25% Senior Subordinated Notes due 2011 (the "Notes");

                  WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture; and

                  WHEREAS, the Company, the New Guarantor and each of the Subsidiary Guarantors have duly authorized the execution and delivery of this Supplemental Indenture and all things necessary to make this Supplemental Indenture when executed by each of them a valid and binding agreement of the Company, the Subsidiary Guarantors and the New Guarantor have been done and performed;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with the Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee's Assumption; Trustee Makes No Representation. The Trustee assumes no duties, responsibilities or liabilities under this Supplemental Indenture other than as set forth in the Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                    [NEW GUARANTOR]


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    GRAY COMMUNICATIONS SYSTEMS, INC.


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    [SUBSIDIARY GUARANTORS]


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    BANKERS TRUST COMPANY, as Trustee


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT E


                                    Form of
                      Transferee Letter of Representation


Gray Communications Systems, Inc.

In care of
Bankers Trust Company
Four Albany Street, 4th Floor
New York, NY  10006
Attention:  Corporate Trust and Agency Services

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $? principal amount of the 9.25% Senior Subordinated Notes due 2011 (the "Notes") of Gray Communications Systems, Inc. ("Gray").

                  Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name:
                       --------------------------------------
                  Address:
                          -----------------------------------
                  Taxpayer ID Number:
                                     ------------------------

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Notes Act of 1933, as amended (the "Notes Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $500,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which Gray or any affiliate of Gray was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to Gray, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction within the meaning of, and in compliance with, Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $500,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to Gray and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that Gray and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to Gray and the Trustee.


                                    TRANSFEREE:
                                               --------------------------------
                                         by:
                                            -----------------------------------


                                      -2-